IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE In re: NANOSTRING TECHNOLOGIES, INC., et al.,1 Debtors. Chapter 11 Case No. 24-10160 (CTG) (Jointly Administered) Ref. Docket Nos. 579, 610, 624 & 641 FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING CHAPTER 11 PLAN OF NANOSTRING TECHNOLOGIES, INC. AND ITS AFFILIATED DEBTORS Upon consideration of the Chapter 11 Plan of NanoString Technologies, Inc. and Its Affiliated Debtors [Docket No. 579] (together with all exhibits, and as may be amended, modified, or supplemented, the “Plan”), proposed by the debtors and debtors in possession in the above- captioned cases (collectively, the “Debtors”); and the Debtors having filed and the Bankruptcy Court having approved the Disclosure Statement for the Chapter 11 Plan of NanoString Technologies, Inc. and Its Affiliated Debtors [Docket No. 580] (the “Disclosure Statement,” and the Bankruptcy Court order approving the Disclosure Statement [Docket No. 578], the “Disclosure Statement Order”); and the Debtors having filed the Plan Supplement for the Chapter 11 Plan of NanoString Technologies, Inc. and Its Affiliated Debtors [Docket No. 610], as supplemented by the Notice of Filing of Amended Exhibits to the Plan Supplement for the Chapter 11 Plan of NanoString Technologies, Inc. and Its Affiliated Debtors [Docket No. 624] (together, the “Plan Supplement”); and upon consideration of the affidavits of service filed reflecting compliance with 1 The Debtors in these Chapter 11 Cases, along with the last four digits of their U.S. federal tax identification numbers, to the extent applicable, are NanoString Technologies, Inc. (4687), NanoString Technologies International, Inc. (2723), NanoString Technologies Netherlands B.V., and NanoString Technologies Germany GmbH. The Debtors’ headquarters is located at 530 Fairview Avenue North, Suite 2000, Seattle, WA 98109. Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 1 of 41

2 the notice and solicitation requirements of the Disclosure Statement Order [Docket Nos. 603 & 629] (the “Notice Affidavits”); and upon the Notice of Order (I) Approving the Disclosure Statement; (II) Approving Solicitation and Voting Procedures, Including (A) Fixing the Record Date, (B) Approving the Solicitation Packages and Procedures for Distribution, (C) Approving the Form of the Ballots and Establishing Procedures for Voting, and (D) Approving Procedures for Vote Tabulation; (III) Scheduling a Confirmation Hearing and Establishing Notice and Objection Procedures; and (IV) Granting Related Relief [Docket No. 581] (the “Confirmation Hearing Notice”); and upon consideration of the Declaration of Stanislav Kesler of Kroll Restructuring Administration LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on Chapter 11 Plan of NanoString Technologies, Inc. and Its Affiliated Debtors [Docket No. 642], filed with the Bankruptcy Court on June 14, 2024 (the “Voting Declaration”); and upon consideration of the Declaration of K. Thomas Bailey in Support of Confirmation of Chapter 11 Plan of NanoString Technologies, Inc. and Its Affiliated Debtors [Docket No. 643], filed with the Bankruptcy Court on June 14, 2024 (the “Bailey Declaration”); and upon consideration of Declaration of Jesse DelConte in Support of Confirmation of Chapter 11 Plan of NanoString Technologies, Inc. and Its Affiliated Debtors [Docket No. 644], filed with the Bankruptcy Court on June 14, 2024 (the “DelConte Declaration”); and upon consideration of the Memorandum of Law in Support of Confirmation of Chapter 11 Plan of NanoString Technologies, Inc. and Its Affiliated Debtors [Docket No. 645], filed with the Bankruptcy Court on June 14, 2024 (the “Confirmation Brief”); and any formal or informal objections to the Plan having been resolved and/or overruled by the Bankruptcy Court pursuant to this Confirmation Order; and a hearing to consider Confirmation having been held on June 18, 2024 (the “Confirmation Hearing”); and upon the evidence adduced and proffered and the arguments of counsel made at the Confirmation Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 2 of 41

3 Hearing; and the Bankruptcy Court having reviewed all documents in connection with Confirmation and having heard all parties desiring to be heard; and upon the record of these Chapter 11 Cases; and after due deliberation and consideration of all of the foregoing; and sufficient cause appearing therefor; the Bankruptcy Court hereby makes the following: Findings of Fact and Conclusions of Law A. Findings of Fact and Conclusions of Law. The findings and conclusions set forth herein, together with the findings of fact and conclusions of law set forth in the record of the Confirmation Hearing, constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to Federal Rule of Civil Procedure 52, made applicable to these proceedings pursuant to Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent that any of the following conclusions of law constitute findings of fact, they are adopted as such. B. Capitalized Terms. Capitalized terms used herein, but not defined herein, shall have the respective meanings attributed to such terms in the Plan, the Disclosure Statement, the Plan Supplement, and the Disclosure Statement Order, as applicable. C. Jurisdiction and Venue. The Bankruptcy Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334, and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated as of February 29, 2012. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2), and the Bankruptcy Court may enter a final order consistent with Article III of the United States Constitution, and the Debtors consent to entry of this Confirmation Order under the Local Rules and Article III of the United States Constitution. Venue of these proceedings and these Chapter 11 Cases is proper in this district and in this Bankruptcy Court pursuant to 28 U.S.C. §§ 1408 and 1409. Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 3 of 41

4 D. Chapter 11 Petitions. On February 4, 2024 (the “Petition Date”), the Debtors each filed voluntary petitions under chapter 11 of the Bankruptcy Code (these “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors are authorized to continue to operate their business and manage their property as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. On February 15, 2024, the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”) appointed an official committee of unsecured creditors in these Chapter 11 Cases (the “Committee”). See Docket No. 104. No request has been made for the appointment of a trustee or an examiner. E. Judicial Notice. This Court takes judicial notice of the docket of these Chapter 11 Cases maintained by the Clerk of the Court, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence admitted and arguments made at the hearings held before the Court during the pendency of these Chapter 11 Cases. F. Plan Supplement. Prior to the Confirmation Hearing, the Debtors filed the Plan Supplement. The Plan Supplement complies with the terms of the Plan, and the filing and notice of the Plan Supplement was appropriate and complied with the requirements of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and no other or further notice is or shall be required with respect to the Plan Supplement. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. The Debtors are authorized to modify, alter, amend or update the Plan Supplement documents following entry of this Confirmation Order before the Effective Date in a manner consistent with this Confirmation Order and the Plan, subject to any consent or consultation rights contained therein and compliance with the Bankruptcy Code and the Bankruptcy Rules. Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 4 of 41

5 G. Disclosure Statement Order. On May 22, 2024, the Court entered the Disclosure Statement Order [Docket No. 578], which, among other things, fixed June 11, 2024, at 5:00 p.m. (prevailing Eastern Time) as the Objection Deadline and the Voting Deadline and fixed June 18, 2024, at 2:00 p.m. (prevailing Eastern Time) as the date and time for the Confirmation Hearing. The Debtors’ use of the Disclosure Statement to solicit votes to accept or reject the Plan was authorized by the Disclosure Statement Order. H. Mailing of Solicitation and Confirmation Materials. As is evidenced by the Voting Declaration and the Notice Affidavits, the transmittal and service of the Plan, the Disclosure Statement, the Ballots, the Confirmation Hearing Notice, the Notice of Non-Voting Status, and the Equity Award Holder Notice were adequate and sufficient under the circumstances, and all parties required to be given notice of the Plan and the Confirmation Hearing (including the deadline for filing and serving objections to Confirmation of the Plan) and any applicable bar dates and hearings described in the Disclosure Statement Order have been given due, proper, timely, and adequate notice thereof in accordance with the Disclosure Statement Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and applicable non-bankruptcy law, and such parties have had an opportunity to appear and be heard with respect thereto. Except as otherwise provided herein, no other or further notice of the Plan or the Confirmation Hearing is required. I. Solicitation and Voting. The Debtors solicited votes for acceptance and rejection of the Plan in good faith, and the Solicitation Package provided the opportunity for voting creditors to opt out of the releases. Such solicitation complied with sections 1125 and 1126 and all other applicable sections of the Bankruptcy Code, Rules 3017, 3018, and 3019 of the Bankruptcy Rules, the Disclosure Statement Order, the Local Rules, and all other applicable rules, laws, Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 5 of 41

6 and regulations. The period during which the Debtors solicited acceptances of or rejections to the Plan was a reasonable and sufficient period of time for each Holder in the Voting Class to make an informed decision to accept or reject the Plan. Votes on the Plan were solicited after disclosure of adequate information as defined in section 1125 of the Bankruptcy Code. The procedures by which the Ballots for acceptance or rejection of the Plan were distributed and tabulated, including as set forth in the Voting Declaration, under the circumstances of these Chapter 11 Cases were fair, properly conducted, and complied with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, applicable non-bankruptcy law, and the Disclosure Statement Order. As more fully set forth in the Voting Declaration, Class 5, the only voting class, voted to accept the Plan. J. Voting Report. Before the Confirmation Hearing, the Debtors filed the Voting Report. The Voting Report was admitted into evidence during the Confirmation Hearing. The procedures used to tabulate ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws, and regulations. As set forth in the Plan, Holders of Claims in Class 5 (the “Voting Class”) were eligible to vote on the Plan in accordance with the Solicitation and Voting Procedures. Holders of Claims in Class 1, Class 2, Class 3 and Class 4 (collectively, the “Deemed Accepting Classes”) are Unimpaired and conclusively presumed to accept the Plan and, therefore, did not vote to accept or reject the Plan. Holders of Claims in Class 6 and Class 7 and Holders of Interests in Class 8 (collectively, the “Deemed Rejecting Classes”) are Impaired and entitled to no recovery under the Plan and are, therefore, deemed to have rejected the Plan. K. Objections Overruled. Any resolution or disposition of objections to Confirmation explained or otherwise ruled upon by the Court on the record at the Confirmation Hearing is and/or are hereby incorporated by reference. All unresolved objections, statements, Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 6 of 41

7 and reservations of rights are hereby overruled on the merits in all respects. All withdrawn objections, if any, are deemed withdrawn with prejudice. All objections to Confirmation not filed and served prior to the deadline for filing objections to the Plan set forth in the Confirmation Hearing Notice, if any, are deemed waived and shall not be considered by the Court. All parties have had a full and fair opportunity to litigate all issues raised or might have been raised in the objections to Confirmation of the Plan, and the objections have been fully and fairly litigated or resolved, including by agreed-upon reservations of rights as set forth in this Confirmation Order. L. Bankruptcy Rule 3016. In accordance with Bankruptcy Rule 3016(a), the Plan is dated and identifies the Debtors as the proponents of the Plan. The Debtors appropriately filed the Disclosure Statement and the Plan with the Court, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in the Disclosure Statement and the Plan describe, in bold font and with specific and conspicuous language, all acts to be enjoined, released, and exculpated and identify the entities that will be subject to the injunction, releases, and exculpations, thereby satisfying Bankruptcy Rule 3016(c). M. Burden of Proof. The Debtors, as the proponents of the Plan, have met their burden of proving the satisfaction of the requirements for confirmation of the Plan set forth in section 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation. Each witness who testified on behalf of the Debtors at or in connection with the Confirmation Hearing was credible, reliable, and qualified to testify as to the topic addressed in his or her testimony. N. Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). As set forth below, the Plan complies with all of the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code. Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 7 of 41

8 O. Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. In addition to Administrative Claims, Professional Fee Claims, Priority Tax Claims, U.S Trustee Fee Claims, DIP Claims, and Restructuring Expenses, which need not be classified, the Plan designates eight (8) Classes of Claims and Interests. The Claims or Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between similarly situated Holders of Claims and Interests. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code. P. Specification of Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Article II of the Plan specifies that Class 1 (Prepetition First Lien Secured Claims), Class 2 (Other Secured Claims), Class 3 (Priority Non-Tax Claims), and Class 4 (General Unsecured Claims) are Unimpaired under the Plan and within the meaning of section 1124 of the Bankruptcy Code. Thus, section 1123(a)(2) of the Bankruptcy Code is satisfied. Q. Specification of Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Article II of the Plan designates Class 5 (Prepetition Noteholder Unsecured Subordinated Claims), Class 6 (Intercompany Claims), Class 7 (Other Subordinated Claims), and Class 8 (Interests) as Impaired under the Plan and within the meaning of section 1124 of the Bankruptcy Code, and specifies the treatment of Claims and Interests in such Classes. Thus, section 1123(a)(3) of the Bankruptcy Code is satisfied. R. No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 8 of 41

9 a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. Thus, section 1123(a)(4) of the Bankruptcy Code is satisfied. S. Implementation of the Plan (11 U.S.C. § 1123(a)(5)). The Plan and the various documents included in the Plan Supplement provide adequate and proper means for the Plan’s execution and implementation, including, among other things, (i) the good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan; (ii) the appointment of the Plan Administrator and the Plan Administrator Oversight Committee; (iii) the wind-down and dissolution of the Debtors’ estates; and (iv) the closing of these Chapter 11 Cases. Thus, section 1123(a)(5) of the Bankruptcy Code is satisfied. T. Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)). The Plan does not provide for the issuance of any securities, including non-voting securities, and the Debtors are being dissolved on or after the Effective Date as provided for in the Plan. Therefore, section 1123(a)(6) of the Bankruptcy Code is satisfied. U. Selection of Officers and Directors (11 U.S.C. § 1123(a)(7)). Section 5.4 of the Plan provides for the appointment of a Plan Administrator and Plan Administrator Oversight Committee, who will serve as fiduciaries of the Post-Effective Date Debtors. The Plan Administrator, subject to the oversight of the Plan Administrator Oversight Committee, shall be empowered to, among other things, (i) take all steps and execute all instruments and documents necessary to make Distribution to Holders of Allowed Claims and perform the duties assigned to the Plan Administrator under the Plan or the Plan Administrator Agreement; (ii) comply with the terms of the Plan and the obligations thereunder; (iii) employ, retain, or replace professionals to represent him or her with respect to his or her responsibilities; (iv) object to Claims as provided in the Plan, and prosecute such objections; (v) compromise and settle any issue or dispute regarding Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 9 of 41

10 the amount, validity, priority, treatment, or allowance of any Claim or Interest; (vi) establish, replenish, or release any reserves as provided in the Plan, as applicable; (vii) exercise such other powers as may be vested in the Plan Administrator pursuant to the Plan, the Plan Administrator Agreement, or any other order of the Bankruptcy Court, including this Confirmation Order, or otherwise act on behalf of and for the Debtors and the Post-Effective Date Debtors from and after the Effective Date; (viii) file applicable tax returns for the Debtors or Post-Effective Date Debtors, as applicable; (ix) liquidate any of the remaining Assets; and (x) prosecute, compromise, resolve, or withdraw any of the Retained Causes of Action. The Plan Administrator was selected by the Debtors, the Committee, and the Required Consenting Lenders. Successors to the Plan Administrator and the Plan Administrator Oversight Committee, if any, shall be selected pursuant to the procedures set forth in the Plan Administrator Agreement. The foregoing is consistent with the interest of Holders of Claims and Holders of Interests and with public policy and therefore, section 1123(a)(7) of the Bankruptcy Code is satisfied. V. Additional Plan Provisions (11 U.S.C. § 1123(b)). The Plan’s discretionary provisions comply with section 1123(b) of the Bankruptcy Code, are in the best interests of the Debtors and their Estates, and are consistent with the applicable provisions of the Bankruptcy Code, Bankruptcy Rules, and Local Rules. Thus, the Plan satisfies section 1123(b). W. Impairment/Unimpairment of Any Class of Claims or Interests. Pursuant to the Plan, Article III of the Plan impairs or leaves Unimpaired, as the case may be, each Class of Claims and Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code. X. Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2)). Article VI of the Plan provides that all executory contracts and unexpired leases of the Debtors that have not been assumed, assumed and assigned, or rejected prior to the Effective Date, or are not subject Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 10 of 41

11 to a motion to assume or reject Filed before the Effective Date, shall be deemed rejected pursuant to the Confirmation Order, as of the Effective Date, unless such executory contract: (i) is a contract, release, or other agreement or document entered into postpetition in connection with the Disclosure Statement or Plan; (ii) is a directors and officers insurance policy; or (iii) is identified for assumption on the assumption schedule included in the Plan Supplement. Notwithstanding anything to the contrary in the Plan, any Excluded Contracts (as defined in the APA) shall be deemed rejected pursuant to the Confirmation Order, as of the Effective Date. The Debtors’ determinations regarding the assumption, assumption and assignment, assignment, or rejection of Executory Contracts and Unexpired Leases are based on and are within the sound business judgment of the Debtors, are necessary to the implementation of the Plan, and are in the best interests of the Debtors, their Estates, Holders of Claims and Interests, and other parties in interest in these Chapter 11 Cases. Y. Compromises and Settlements Under and in Connection with the Plan (11 U.S.C. § 1123(b)(3)). The settlements and compromises pursuant to and in connection with the Plan comply with and satisfy the requirements of section 1123(b)(3)(A) of the Bankruptcy Code. Those settlements and compromises, including those set forth in that Order, Pursuant to Section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019, Approving Settlement Between the Debtors and the Prepetition 2026 Secured Noteholders [Docket No. 619] (the “Prepetition Noteholder Settlement Order”), are fair, equitable, and reasonable and approved as being in the best interests of the Debtors and their Estates. Z. Releases, Exculpations, and Injunctions (11 U.S.C. § 1123(b)). Under the facts and circumstances of these Chapter 11 Cases, the releases given by the Debtors pursuant to Section 11.11(a) of the Plan (the “Debtors Releases”) are: (i) within the jurisdiction of the Bankruptcy Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 11 of 41

12 Court under 28 U.S.C. § 1334; (ii) an appropriate exercise of the Debtors’ business judgment; (iii) integral elements of the transactions incorporated into the Plan and inextricably bound with the other provisions of the Plan; (iv) given in exchange for good and valuable consideration provided by the Released Parties; (v) in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests; (vi) fair, equitable, and reasonable; and (vii) consistent with sections 105, 1123, and 1129 of the Bankruptcy Code. The Debtors Releases appropriately offer protection to parties that participated in the Debtors’ restructuring process. Each non-Debtor Released Party that will benefit from the Debtors Releases either shares an identity of interest with the Debtors, was instrumental to the success of these Chapter 11 Cases, and/or provided a substantial contribution to the Debtors, which value provided a significant benefit to the Debtors’ estates. Further, the releases by Holders of Claims set forth in Section 11.11(b) of the Plan (the “Releases by Holders of Claims”) are: (a) within the jurisdiction of the Bankruptcy Court under 28 U.S.C. § 1334; (b) given and made after due notice and an opportunity to object and be heard with respect thereto, as the Disclosure Statement, the Confirmation Hearing Notice, the Voting Instructions, the Ballots, and the Notice of Non-Voting Status each unambiguously state that (x) the Plan contains certain release, exculpation, and injunction provisions and (y) affected parties may object to the Releases by Holders of Claims, and, therefore, such releases are consensual; (c) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code and other applicable law; and (d) a bar to any of the Releasing Parties asserting any released claim against any of the Released Parties as and to the extent provided for in the Plan and this Confirmation Order. In addition, the exculpation and limitation of liability provisions set forth in Section 11.12 of the Plan (the “Exculpation”) are essential to the Plan. The record in these Chapter 11 Cases fully supports the Exculpation, which is appropriately tailored to protect the Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 12 of 41

13 Exculpated Parties, each of whom is a fiduciary of the Debtors’ estates, from unnecessary litigation and contains appropriate carve outs for criminal acts, actual fraud, willful misconduct, or gross negligence. In light of, among other things, the critical nature of the Exculpation to the Plan and the substantial contribution of the Exculpated Parties to these Chapter 11 Cases, the Exculpation is appropriate. AA. Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). Pursuant to section 1129(a)(2) of the Bankruptcy Code, the Debtors, as proponents of the Plan, have complied with the applicable provisions of the Bankruptcy Code, including, without limitation, sections 1122, 1123, 1124, 1125, and 1126 of the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order governing notice, disclosure, and solicitation in connection with the Plan, the Disclosure Statement, the Plan Supplement, and all other matters considered by the Bankruptcy Court in connection with Confirmation. Specifically, each Debtor: 1. is eligible to be a debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code; 2. has complied with the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and 3. complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, the Local Rules, any applicable non-bankruptcy law, rule, and regulation, the Disclosure Statement Order, and all other applicable law, in transmitting the Solicitation Package, and related documents and notices, and in soliciting and tabulating the votes on the Plan. The Debtors and their agents have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with respect to the offering, issuance, and distribution of recoveries under the Plan and, therefore, are not and, on account of such distributions, will not be liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 13 of 41

14 pursuant to the Plan so long as such distributions are made consistent with and pursuant to the Plan. BB. Debtors’ Modifications to the Plan (11 U.S.C. § 1127(a)). The amendments and modifications to the solicitation version of the Plan since the filing thereof, including as reflected and incorporated into the Plan, are shown in the redline filed with the Bankruptcy Court on June 14, 2024 [Docket No. 641]. Pursuant to section 1127 of the Bankruptcy Code, such amendments and modifications are either not material or do not adversely change the treatment of any Holders of Claims and Interests. Pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that the Holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Plan. In accordance with the Plan, the Plan, as modified, is deemed accepted by all Holders of Claims who have previously accepted the Plan. CC. Plan Proposed in Good Faith and Not by Means Forbidden by Law (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of these Chapter 11 Cases, the Plan itself, and the process leading to its formulation. The Plan is the result of extensive arm’s-length negotiations among the Debtors and key stakeholders in these Chapter 11 Cases and is supported by the Debtors’ creditors and other parties in interest in these Chapter 11 Cases. Consistent with the overriding purpose of chapter 11, the Debtors filed these Chapter 11 Cases with the belief that the Debtors were in need of restructuring, and the Plan was negotiated and proposed with the intent to maximize stakeholder Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 14 of 41

15 value and for no ulterior purpose. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied. DD. Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). The procedures set forth in the Plan for the Bankruptcy Court’s approval of the fees, costs, and expenses to be paid in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code. EE. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). Section 5.2.1 of the Plan provides that, on the Effective Date, the Debtors’ directors, officers, and managers shall be terminated automatically. The Debtors, the Committee, and the Required Consenting Lenders selected the Plan Administrator and the Plan Administrator’s identity, compensation, and affiliation are set forth in the Plan Supplement. Thus, the Plan satisfies section 1129(a)(5) of the Bankruptcy Code. FF. No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and, accordingly, will not require governmental regulatory approval. Section 1129(a)(6) of the Bankruptcy Code is thus not applicable to the Plan. GG. Best Interests of Creditors (11 U.S.C. § 1129(a)(7)). The evidence in support of the Plan that was proffered or adduced at the Confirmation Hearing, and the facts and circumstances of these Chapter 11 Cases, establishes that each Holder of a Claim or Interest in such Impaired Class will receive or retain property of a value, as of the Effective Date, that is not less than the amount that such Holder would so receive or retain if the Debtors was liquidated under chapter 7 of the Bankruptcy Code, as demonstrated by the Liquidation Analysis attached as Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 15 of 41

16 Exhibit B to the Disclosure Statement. As a result, the Debtors have demonstrated that the Plan is in the best interests of their creditors and equity holders, and the requirements of section 1129(a)(7) of the Bankruptcy Code are satisfied. HH. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Class 1 (Prepetition First Lien Secured Claims), Class 2 (Other Secured Claims), Class 3 (Priority Non-Tax Claims), and Class 4 (General Unsecured Claims) are Unimpaired under the Plan, and Class 5 (Prepetition Noteholder Unsecured Subordinated Claims) has voted to accept the Plan in accordance with the Bankruptcy Code, thereby satisfying section 1129(a)(8) as to those Classes. However, Class 6 (Intercompany Claims), Class 7 (Other Subordinated Clams), and Class 8 (Interests) are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, section 1129(a)(8) of the Bankruptcy Code has not and cannot be satisfied. The Plan, however, is still confirmable because it satisfies the nonconsensual confirmation provisions of section 1129(b) of the Bankruptcy Code, as set forth below. II. Treatment of Administrative Claims, Professional Fee Claims, Priority Tax Claims, U.S Trustee Fee Claims, DIP Claims, and Restructuring Expenses (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Claims, Professional Fee Claims, Priority Tax Claims, U.S Trustee Fee Claims, DIP Claims, and Restructuring Expenses pursuant to Article II of the Plan satisfies section 1129(a)(9) of the Bankruptcy Code. JJ. Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). Class 5 (Prepetition Noteholder Unsecured Subordinated Claims) is the only Impaired Class of Claims entitled to vote and voted to accept the Plan, determined without including any acceptance of the Plan by any insider. As such, there is at least one class of Claims that is Impaired under the Plan and has Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 16 of 41

17 accepted the Plan, without including any insiders’ acceptance of the Plan. Therefore, section 1129(a)(10) of the Bankruptcy Code is satisfied. KK. Feasibility (11 U.S.C. § 1129(a)(11)). The Plan provides for the appointment of the Plan Administrator and Plan Administrator Oversight Committee that shall act as the sole director, officer, manager, or member, as applicable, of the Post-Effective Date Debtors and is appointed to manage the Post-Effective Date Debtors, in accordance with the Plan and the Plan Administrator Agreement. Following the implementation of the Plan, the administration and distribution of the Debtors’ Assets in accordance with the terms of the Plan, and the winding down of the Post-Effective Date Debtors’ affairs, without the need for any further order or action of the Bankruptcy Court, the Post-Effective Date Debtors will be dissolved and their affairs wound up. The evidence supporting the Plan proffered or adduced by the Debtors at or before the Confirmation Hearing: (i) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (ii) utilizes reasonable and appropriate methodologies and assumptions; (iii) has not been controverted by other persuasive evidence; (iv) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization except as provided in the Plan; and (v) establishes that the Debtors and the Post-Effective Date Debtors and their Estates will have sufficient funds available to meet their obligations under the Plan. Thus, section 1129(a)(11) of the Bankruptcy Code is satisfied. LL. Payment of Fees (11 U.S.C. § 1129(a)(12)). All fees payable under 28 U.S.C. § 1930 have been paid or will be paid on or before the Effective Date pursuant to the Plan, thus satisfying section 1129(a)(12) of the Bankruptcy Code. Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 17 of 41

18 MM. Miscellaneous Provisions (11 U.S.C. §§ 1129(a)(13)–(16)). Sections 1129(a)(13)–(16) of the Bankruptcy Code are inapplicable to Confirmation, as the Debtors: (i) do not provide “retiree benefits,” as defined in section 1114 of the Bankruptcy Code (§ 1129(a)(13)); (ii) have no domestic support obligations (§ 1129(a)(14)); (iii) are not individuals (§ 1129(a)(15)); and (iv) are not a nonprofit corporation (§ 1129(a)(16)). NN. No Unfair Discrimination; Fair and Equitable Treatment (11 U.S.C. § 1129(b)). The classification and treatment of Claims and Interests in Class 6 (Intercompany Claims), Class 7 (Other Subordinated Claims), and Class 8 (Interests), which are deemed to have rejected the Plan, is proper pursuant to section 1122 of the Bankruptcy Code, does not discriminate unfairly, and is fair and equitable pursuant to section 1129(b)(1) of the Bankruptcy Code with respect to each Class that is deemed to have rejected the Plan. There is no Class of Claims or Interests junior to the Holders of Claims in each of Class 6 or Class 7 or Interests in Class 8 that will receive or retain property under the Plan on account of their Claims or Interests. Accordingly, the Plan does not violate the absolute priority rule with respect to each Class that is deemed to have rejected the Plan. Thus, the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to Class 6, Class 7, and Class 8. OO. Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only chapter 11 plan filed in these Chapter 11 Cases, and section 1129(c) of the Bankruptcy Code is therefore satisfied. PP. Principal Purpose (11 U.S.C. § 1129(d)). The principal purpose of the Plan is neither the avoidance of taxes, nor the avoidance of the application of section 5 of the Securities Act of 1933, and no governmental unit has objected to Confirmation on any such grounds. Accordingly, section 1129(d) of the Bankruptcy Code is inapplicable. Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 18 of 41

19 QQ. Satisfaction of Confirmation Requirements. Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan and the Debtors, as applicable, satisfy all the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code, and should be confirmed. RR. Good Faith Solicitation (11 U.S.C. § 1125(e)). The Debtors and, as applicable, their current and former officers and directors, employees, advisors, Professionals, and agents have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code, with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates for the benefit of their stakeholders, and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Disclosure Statement Order in connection with all of their respective activities relating to the solicitation of acceptances of the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and they are entitled to the benefits and protections afforded by section 1125(e) of the Bankruptcy Code and the injunction and exculpation provisions set forth in Article XI of the Plan and in this Confirmation Order. SS. Preservation of Causes of Action. Section 11.19 of the Plan appropriately provides for the preservation by the Debtors of certain Causes of Action in accordance with section 1123(b)(3) of the Bankruptcy Code. The Plan provides that, after the Effective Date, the Plan Administrator, acting on behalf of the Post-Effective Date Debtors, shall have the exclusive right to institute, prosecute, abandon, settle, or compromise any Retained Causes of Action, in accordance with the terms of the Plan and the Plan Administrator Agreement and without further order of or notice to the Bankruptcy Court, in any court or other tribunal, including, without limitation, in an adversary proceeding filed in these Chapter 11 Cases. Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 19 of 41

20 TT. Retention of Jurisdiction. The Bankruptcy Court may properly retain jurisdiction over the matters set forth in Article X of the Plan and section 1142 of the Bankruptcy Code. Based upon the foregoing findings, and upon the record made before the Bankruptcy Court in connection with the Confirmation Hearing, and good and sufficient cause appearing therefor, it is hereby ORDERED, ADJUDGED AND DECREED THAT: Confirmation of the Plan 1. The Plan, attached hereto as Exhibit A, as and to the extent modified by this Confirmation Order, is approved and confirmed pursuant to section 1129 of the Bankruptcy Code. All ancillary Plan documents necessary for implementing the Plan, including those in the Plan Supplement, are approved. Any objections to the Plan not otherwise withdrawn, resolved, or otherwise disposed of are overruled and denied. 2. The terms of the Plan, the Plan Supplement, and the exhibits thereto are incorporated by reference into (except to the extent modified by this Confirmation Order), and are an integral part of, this Confirmation Order. 3. The terms of the Plan, the Plan Supplement, all exhibits thereto, and this Confirmation Order shall be effective and binding as of the Effective Date on Debtors, their Estates, Holders of Claims and Interests, and other parties in interest. 4. The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, or any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision, it being the intent of the Court that the Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety. Objections 5. To the extent that any objections (including any reservations of rights contained therein) to Confirmation have not been withdrawn, waived, or settled before entry of this Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 20 of 41

21 Confirmation Order, are not cured by the relief granted in this Confirmation Order, or have not been otherwise resolved as stated on the record of the Confirmation Hearing, all such objections (including any reservation of rights contained therein) are hereby overruled in their entirety and on their merits in all respects. 6. All objections to Confirmation, not filed and served prior to the deadline for filing objections to the Plan set forth in the Confirmation Hearing Notice, are deemed waived and shall not be considered by the Court. Conditions Precedent 7. The Effective Date shall not occur unless the conditions precedent set forth in Section 9.1 of the Plan have been satisfied or waived in accordance with Section 9.2 of the Plan. Compromises and Settlements Under the Plan 8. Pursuant to section 1123 of the Bankruptcy Code, upon the Effective Date, all settlements and compromises set forth in the Plan are approved in all respects, and constitute good faith compromises and settlements. Plan Modifications 9. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are presumed to accept the Plan, subject to modifications, if any. No Holder of a Claim who has voted to accept the Plan shall be permitted to change its vote as a consequence of the Plan or Plan Supplement modifications. All modifications to the Plan or Plan Supplement made after the Voting Deadline are hereby approved pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. 10. Subject to the limitations and terms contained in the Plan, the Debtors are hereby authorized to amend or modify the Plan at any time prior to the substantial consummation of the Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 21 of 41

22 Plan, but only in accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, without further order of this Court, subject to the consent rights in the Plan. Classification and Treatment 11. The Plan’s classification scheme is approved. The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder. The classifications set forth on the Ballots: (i) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (ii) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for Distribution purposes; (iii) may not be relied upon by any Holder as representing the actual classification of such Claim under the Plan for Distribution purposes; and (iv) shall not be binding on the Debtors, the Plan Administrator, or any Holders of Claims against the Debtors, except for Plan voting purposes. Authorization to Implement the Plan 12. Pursuant to section 1142(b) of the Bankruptcy Code, section 303 of the Delaware General Corporation Law, and any comparable provisions of the business corporation or similar laws of the state of Delaware, the Debtors, the Post-Effective Date Debtors, and the Plan Administrator (subject to the oversight of the Plan Administrator Oversight Committee), as applicable, are authorized to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Plan, and to execute, enter into or otherwise make effective all documents arising in connection therewith, including, without limitation, the Plan Administrator Agreement, prior to, on, and after the Effective Date. 13. On the Effective Date, the Plan Administrator, subject to oversight of the Plan Administrator Oversight Committee as set forth in the Plan Administrator Agreement, is authorized to do all things and to execute and deliver all agreements, documents, instruments, Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 22 of 41

23 notices and certificates as are contemplated by the Plan and the Plan Administrator Agreement, and to take all necessary actions required in connection therewith, in the name of and on behalf of the Debtors or the Post-Effective Date Debtors, as applicable. 14. The approvals and authorizations specifically set forth in this Confirmation Order are not intended to limit the authority of the Debtors, the Post-Effective Date Debtors or the Plan Administrator to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. Enforceability of the Plan 15. Pursuant to sections 1123(a), 1141(a), and 1142 of the Bankruptcy Code, subject to the occurrence of the Effective Date, the Plan and all Plan-related documents shall be, and hereby are, valid, binding and enforceable. Vesting of Assets 16. Except as otherwise provided in the Plan, on and after the Effective Date, all Assets of the Estates, including all claims, rights, Retained Causes of Action and any property acquired by the Debtors under or in connection with the Plan, shall vest in the Post-Effective Date Debtors free and clear of all Claims, Liens, charges, other encumbrances, and Interests. Preservation of Retained Causes of Action 17. Except as expressly provided in the Plan or this Confirmation Order: (i) in accordance with section 1123(b)(3) of the Bankruptcy Code, the Post-Effective Date Debtors shall retain all Retained Causes of Action and nothing contained in the Plan or this Confirmation Order shall be deemed to be a release, waiver, or relinquishment of any such Retained Causes of Action; and (ii) the Post-Effective Date Debtors or the Plan Administrator, as applicable, shall have, retain, reserve, and be entitled to assert all such Retained Causes of Action as fully as if these Chapter 11 Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 23 of 41

24 Cases had not been commenced, and all of the Post-Effective Date Debtors’ legal and equitable rights respecting any Claim that are not specifically waived or relinquished by the Plan, this Confirmation Order, or any Final Order (including settlement or other agreements authorized thereby) may be asserted after the Effective Date to the same extent as if these Chapter 11 Cases had not been commenced. Reservation of Causes of Action 18. The Debtors, their Estates, and the Post-Effective Date Debtors expressly reserve the Retained Causes of Action for later adjudication by the Post-Effective Date Debtors, including, without limitation, Retained Causes of Action of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believes to exist. Therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise), laches, or the like, shall apply to the Retained Causes of Action upon or after the entry of this Confirmation Order or Effective Date based on the Disclosure Statement, the Plan, or this Confirmation Order, except where the Retained Causes of Action have been expressly waived, relinquished, released, compromised, or settled in the Plan, this Confirmation Order, a Final Order of the Bankruptcy Court or, following the Effective Date, in a written agreement duly executed by the Post-Effective Date Debtors, which agreement, by its terms, is not subject to Bankruptcy Court approval. Wind-Down and Dissolution of the Debtors 19. On the Effective Date, the Plan Administrator and the Plan Administrator Oversight Committee shall act as the sole director, officer, manager, or member, as applicable, of the Post- Effective Date Debtors with respect to their affairs. Subject in all respects to the terms of the Plan Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 24 of 41

25 and the Plan Administrator Agreement and the authority of the Plan Administrator Oversight Committee, the Plan Administrator shall have the power and authority to take any action necessary with respect to the Wind-Down, and shall be authorized to (i) file a certificate of dissolution for any of the Debtors, together with all other necessary corporate and company documents, to effect the dissolution of the Debtors under the applicable laws of the applicable state(s) of formation, and (ii) complete and file all final or otherwise required federal, state, and local tax returns and shall pay taxes required to be paid for any of the Debtors. Directors, Officers, and Managers 20. On the Effective Date, the Debtors’ directors, officers, and managers, as applicable, shall be terminated automatically without the need for any corporate action or approval and without the need for any corporate filings, and shall have no continuing obligations to the Debtors following the occurrence of the Effective Date. Waiver of Class 6 Intercompany Claims 21. On the Effective Date, each Holder of an Allowed Intercompany Claim shall receive no distribution under the Plan, and all Intercompany Claims existing as of the Effective Date shall be waived as of the Effective Date by such Holders. Cancellation of Interests 22. As of the Effective Date, all Interests of any kind shall be deemed cancelled, released, and extinguished and shall be of no further force or effect. Plan Distributions 23. The Plan Administrator or its designee, on behalf of the Post-Effective Date Debtors, shall serve as the disbursing agent under the Plan with respect to Distributions to Holders of Allowed Claims and Interests (provided that the Plan Administrator on behalf of the Post- Effective Date Debtors may, subject to the terms of the Plan Administrator Agreement, hire Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 25 of 41

26 professionals or consultants to assist with making Distributions); provided that all distributions on account of Allowed Prepetition 2025 Notes Claims shall be made to, or at the direction of, the Prepetition 2025 Notes Trustee, and the Prepetition 2025 Notes Trustee shall hold or direct such distributions for the benefit of the Holders of Allowed Prepetition 2025 Notes Claims in accordance with the 2025 Indenture, and all distributions on account of the Prepetition Noteholder Claims shall be made to the Prepetition Trustee and Collateral Agent for further distribution in accordance with the terms of the 2026 Indenture. The Post-Effective Date Debtors shall make all Distributions required to be made to such Holders of Allowed Claims and Interests pursuant to the Plan, this Confirmation Order, and the Plan Administrator Agreement. The Post-Effective Date Debtors shall not be required to give any bond or surety or other security for the performance of the Plan Administrator’s duties as disbursing agent unless otherwise ordered by the Bankruptcy Court. 24. Except as otherwise provided by the Plan, this Confirmation Order, or as ordered by the Bankruptcy Court, all Distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Effective Date or as soon as reasonably practicable after the Effective Date by the Post-Effective Date Debtors. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to the terms and conditions of the Plan and the Plan Administrator Agreement. No Distribution shall be made on account of, without limitation, any Claim or portion thereof that (i) has been satisfied after the Petition Date; (ii) is listed in the schedules as contingent, unliquidated, disputed or in a zero amount, and for which a proof of claim has not been timely filed; or (iii) is evidenced by a proof of claim that has been amended by a subsequently filed proof of claim (for the avoidance Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 26 of 41

27 of doubt, this sentence does not prohibit any Distribution to be made on account of a C laim or portion thereof that is evidenced by such subsequently filed proof of claim). 25. Notwithstanding any other provision of the Plan or the Plan Administrator Agreement, no payments or Distributions shall be made with respect to a Disputed Claim, unless and until all objections to such Disputed Claim have been settled, withdrawn, or determined by a Final Order, and the Disputed Claim has become an Allowed Claim. To the extent that a Claim is not a Disputed Claim, but is held by a Holder that is or may be liable to the Debtors or the Post- Effective Date Debtors on account of a Retained Cause of Action, no payments or Distributions shall be made with respect to all or any portion of such Claim, unless and until such Claim and liability have been settled or withdrawn or have been determined by Final Order of the Bankruptcy Court or such other court having jurisdiction over the matter. 26. Postpetition interest shall accrue on each of the Allowed Other Secured Claims, Allowed Priority Non-Tax Claims, Allowed General Unsecured Claims, Allowed Prepetition Noteholder Unsecured Subordinated Claims, and Allowed Other Subordinated Claims from and after the Petition Date through and including the date that such Claims are satisfied in full in Cash at the applicable rate set forth in the Plan (including with respect to the Prepetition 2025 Notes Claims, the amounts for postpetition interest provided in the proviso in the definition thereof). Implementation of the Plan, the Plan Administrator, and the Plan Administrator Oversight Committee 27. The Plan Administrator Agreement, substantially in the form filed with the Plan Supplement, is hereby approved. 28. The appointment of AP Services, LLC as the Plan Administrator is hereby approved. The Plan Administrator shall be compensated in the manner set forth in and consistent with the Plan and the Plan Administrator Agreement. The Plan Administrator shall have all Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 27 of 41

28 powers, rights, duties, and protections afforded the Plan Administrator under the Plan, this Confirmation Order, and the Plan Administrator Agreement. 29. The appointment of the initial members of the Plan Administrator Oversight Committee, as set forth in the Plan Administrator Agreement, is hereby approved. The Plan Administrator Oversight Committee shall have all powers, rights, duties, and protections afforded the Plan Administrator Oversight Committee under the Plan, this Confirmation Order, and the Plan Administrator Agreement. 30. Upon the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, including, as applicable: (i) the rejection of executory contracts and unexpired leases; (ii) the formation of the Post-Effective Date Debtors and selection of the Plan Administrator and the Plan Administrator Oversight Committee; and (iii) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). Executory Contracts and Unexpired Leases 31. On the Effective Date and notwithstanding anything to the contrary in the Plan, pursuant to sections 365 and 1123 of the Bankruptcy Code, all executory contracts and unexpired leases of the Debtors that have not been assumed, assumed and assigned, or rejected prior to the Effective Date, including any Excluded Contracts (as defined in the APA), or are not subject to a motion to assume or reject Filed before the Effective Date, shall be deemed rejected pursuant to this Confirmation Order, as of the Effective Date, unless such executory contract: (i) is a contract, release, or other agreement or document entered into postpetition in connection with the Disclosure Statement or Plan; (ii) is a directors and officers insurance policy; or (iii) is identified for assumption on the assumption schedule included in the Plan Supplement. Entry of this Confirmation Order by the Court shall constitute approval of all assumptions, assumptions and Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 28 of 41

29 assignments, and rejections, including the assumption of the executory contracts or unexpired leases as provided for in the Plan, the Plan Supplement, and this Confirmation Order, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. 32. Any Creditor asserting a Rejection Claim shall File a proof of claim with the Debtors’ claims and noticing agent, Kroll Restructuring Administration LLC, in accordance with the Plan, no later than thirty (30) days after the earlier of (i) notice of entry of an order approving the rejection of executory contracts or unexpired leases and (ii) notice of occurrence of the Effective Date. 33. Any Rejection Claims arising from the Plan that are not timely Filed pursuant to Section 6.1 of the Plan shall be forever disallowed and barred. If one or more Rejection Claims are timely Filed pursuant to Section 6.1 of the Plan, the Post-Effective Date Debtors may file an objection to any Rejection Claim on or prior to the Claim Objection Deadline. Disputed Claims 34. Except as otherwise specifically provided in the Plan, this Confirmation Order, and the Plan Administrator Agreement, after the Effective Date, the Plan Administrator and Post- Effective Date Debtors shall have the authority (a) to file, withdraw, or litigate to judgment objections to Claims; (b) to settle, compromise, or Allow any Claim or Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; (c) to amend the Schedules in accordance with the Bankruptcy Code; and (d) to administer and adjust the claims register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. Any agreement entered into by the Post-Effective Date Debtors in accordance with the terms of the Plan and this Confirmation Order with respect to the Allowance of any Claim shall be conclusive evidence and a final determination of the Allowance of such Claim. Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 29 of 41

30 35. All objections to Claims (other than Administrative Claims and Professional Fee Claims, which Professional Fee Claims shall be governed by Section 11.2 of the Plan) shall be Filed on or before the Claim Objection Deadline, which date may be extended by the Bankruptcy Court upon a motion filed by the Post-Effective Date Debtors on or before the Claim Objection Deadline with notice only to those parties entitled to notice in these Chapter 11 Cases pursuant to Bankruptcy Rule 2002 as of the filing of such motion. The Filing of a motion to extend the Claim Objection Deadline shall automatically extend the Claim Objection Deadline until a final order is entered by the Bankruptcy Court. In the event that such a motion to extend the Claim Objection Deadline is denied, the Claim Objection Deadline shall be the later of the then-current Claim Objection Deadline (as previously extended, if applicable) or thirty (30) days after entry of a Final Order denying the motion to extend the Claim Objection Deadline. Administrative Claims 36. All requests for payment of an Administrative Claim (other than Section 503(b)(9) Claims, Restructuring Expenses, and Professional Fee Claims) arising on or after the February 4, 2024 must be Filed with the Bankruptcy Court and served on counsel to the Plan Administrator, counsel to the Post-Effective Date Debtors, and the U.S. Trustee no later than thirty (30) days after the Effective Date. In the event of an objection to allowance of an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Professional Fee Claims 37. All final requests for payment of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code must be made by application Filed with the Bankruptcy Court and served on counsel to the Plan Administrator, counsel to the Post-Effective Date Debtors, the U.S. Trustee, counsel to the Consenting Lenders, and Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 30 of 41

31 counsel to the Committee no later than forty-five (45) days after the Effective Date, unless extended in writing by the Plan Administrator or the Post-Effective Date Debtors, as applicable, or otherwise ordered by the Bankruptcy Court. Objections to such applications must be Filed and served on counsel to the Plan Administrator, counsel to the Post-Effective Date Debtors, the U.S. Trustee, counsel to the Consenting Lenders, counsel to the Committee, and the requesting Professional on or before the date that is twenty-one (21) days after the date on which the applicable application was served (or such longer period as may be allowed by Order of the Bankruptcy Court or by agreement with the requesting Professional). 38. All Professional Fee Claims shall be paid by the Estates to the extent approved by Order of the Bankruptcy Court as soon as reasonably practicable after entry of such Order. On or before the Effective Date, the Debtors or Plan Administrator, as applicable, shall establish the Professional Fee Reserve, which shall only be used to pay Professional Fee Claims, unless and until all Professional Fee Claims have been paid in full, otherwise satisfied, or withdrawn. The Professional Fee Reserve shall vest in the Estates and shall be maintained by the Post-Effective Date Debtors in accordance with the Plan and the Plan Administrator Agreement. 39. The Estates shall fund the Professional Fee Reserve on the Effective Date in an amount that is agreed upon by the Debtors, the Required Consenting Lenders, and the Committee, and that approximates, as of the Effective Date, the total projected amount of unpaid Professional Fee Claims. Any excess funds in the Professional Fee Reserve shall be released back to the Estates to be used for other purposes consistent with the Plan and the Plan Administrator Agreement. Release, Injunction, Exculpation and Related Provisions 40. The release, injunction, exculpation, and related provisions set forth in Article XI of the Plan are hereby approved and authorized in their entirety, and such provisions are effective and binding on all Persons and Entities as and to the extent provided for therein. Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 31 of 41

32 Payment of Restructuring Expenses 41. The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be indefeasibly paid in full in Cash on the Effective Date or as soon as reasonably practicable thereafter (to the extent not previously paid) without any requirement to file a fee application with the Bankruptcy Court and without any requirement for review or approval by the Bankruptcy Court or any other party in interest. After the Effective Date, the Plan Administrator is authorized and directed to pay any Restructuring Expenses without any requirement for review or approval by the Bankruptcy Court or any other party in interest. Payment of Statutory Fees 42. All U.S. Trustee Fees that accrue prior to the Effective Date shall be paid on or before the Effective Date. All U.S. Trustee Fees that accrue after the Effective Date shall be paid by the Estates, the Post-Effective Date Debtors, and the Plan Administrator in the ordinary course. The Post-Effective Date Debtors and the Plan Administrator shall have the obligation to pay U.S. Trustee Fees until these Chapter 11 Cases are closed, dismissed, or converted. Notwithstanding anything to the contrary in the Plan, the U.S. Trustee shall not be required to file any proofs of claim with respect to U.S. Trustee Fees, and shall not be treated as having granted the releases set forth in Section 11.11(b) of the Plan. Dissolution of the Committee 43. On the Effective Date, the Committee shall dissolve and all members, employees, attorneys, financial advisors, other Professionals, or other agents thereof shall be released from all rights and duties arising from or related to these Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Committee’s attorneys and financial advisors and other agents shall terminate, provided, however, that the Committee shall continue in existence and its Professionals shall continue to be retained with respect to (i) applications Filed Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 32 of 41

33 or to be Filed pursuant to sections 330 and 331 of the Bankruptcy Code and (ii) any appeals of this Confirmation Order. Effect of Non-Occurrence of Conditions to Effective Date 44. If the Effective Date does not occur, the Plan shall be null and void in all respects, and nothing contained in the Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any Claims or Interests; (ii) prejudice in any manner the rights of the Debtors, their Estates, or any other Person or Entity; or (iii) constitute an admission of any sort by the Debtors, or any other Entity. Notice of Entry of Confirmation Order and Effective Date 45. Pursuant to Bankruptcy Rules 2002 and 3020, the Debtors shall serve a notice of entry of this Confirmation Order and the occurrence of the Effective Date, substantially in the form attached hereto as Exhibit B (the “Notice of Confirmation and Effective Date”), no later than five (5) Business Days after the Effective Date, or as soon as reasonably practicable thereafter, on all Holders of Claims against or Interests in the Debtors and all other Persons on whom the Confirmation Hearing Notice was served. The form of the Notice of Confirmation and Effective Date is hereby approved in all respects. The Notice of Confirmation and Effective Date shall constitute good and sufficient notice of the entry of this Confirmation Order and of the relief granted herein, including, without limitation, the rejection of executory contracts and unexpired leases as provided for in the Plan and this Confirmation Order, and any bar dates and deadlines established under the Plan and this Confirmation Order, and no other or further notice of the entry of this Confirmation Order, the occurrence of the Effective Date and any such bar dates and deadlines need be given. Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 33 of 41

34 Retention of Jurisdiction 46. Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of this Confirmation Order and occurrence of the Effective Date, and except as otherwise ordered by the Bankruptcy Court, the Bankruptcy Court shall retain jurisdiction over all matters arising out of, or related to, these Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, to take the actions specified in Article X of the Plan. References to Plan Provisions 47. The failure to specifically include or to refer to any particular article, section, or provision of the Plan or any related document in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, and such article, section, or provision shall have the same validity, binding effect, and enforceability as every other article, section, or provision of the Plan, it being the intent of the Bankruptcy Court that the Plan (as and to the extent modified by this Confirmation Order) be confirmed in its entirety. Rules Governing Conflicts Between Documents 48. In the event and to the extent that any provision of the Plan is inconsistent with the provisions of the Disclosure Statement, the Plan Supplement, or any other Order in these Chapter 11 Cases entered prior to Confirmation, or any other agreement to be executed by any Person pursuant to the Plan, the provisions of the Plan shall control and take precedence; provided, however, that this Confirmation Order shall control and take precedence in the event of any inconsistency between this Confirmation Order, any provision of the Plan, and any of the foregoing documents; provided, further, however, that in the event of any inconsistency between any of the foregoing documents and the Sale Order, the Sale Order shall control. Notwithstanding anything in the Plan, the Plan Supplement, or this Confirmation Order to the contrary, the terms and Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 34 of 41

35 provisions of the Sale Order shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by any provision in the Plan or the Plan Supplement. Extension of Injunctions and Stays 49. Unless otherwise provided in the Plan or in this Confirmation Order, all injunctions or stays provided for in these Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (including any injunctions or stays contained in or arising from the Plan or this Confirmation Order), shall remain in full force and effect. Section 1146 Exemption 50. Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan, or the re-vesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated by the Plan, shall not be taxed under any state or local law imposing a stamp tax, transfer tax, or any similar tax or fee. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146 of the Bankruptcy Code and this Confirmation Order, shall forego the collection of any such tax, fee, or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, fee, or governmental assessment. Binding Effect 51. Upon the occurrence of the Effective Date, the terms of the Plan are immediately effective and enforceable and deemed binding on the Debtors, the Post-Effective Date Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Holders of Claims and Interests have, or are deemed to have, accepted the Plan), all Entities that are parties to or are Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 35 of 41

36 subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors. All Claims against and Interests in the Debtors shall be as fixed, adjusted, or compromised, as applicable, pursuant to this Plan regardless of whether any Holder of a Claim or Interest has voted on this Plan. Nonseverability of Plan Provisions Upon Confirmation 52. Each term and provision of the Plan, as it may have been amended by the Confirmation Order, is (i) valid and enforceable pursuant to its terms, (ii) integral to the Plan, and (iii) nonseverable and mutually dependent. Waiver or Estoppel 53. Except as otherwise set forth in the Plan or this Confirmation Order, each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Court before the Confirmation Date. Authorization to Consummate 54. The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to consummation set forth in Article IX of the Plan. The substantial consummation of the Plan, within the meaning of sections 1101(2) and 1127 of the Bankruptcy Code, is deemed to occur on the Effective Date. Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 36 of 41

37 Effectiveness of All Actions 55. Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan shall be effective on, before, or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of, the Court, or further action by the Debtors, the Post- Effective Date Debtors, and/or the Plan Administrator and their respective directors, officers, members, or stockholders, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or stockholders. Miscellaneous Provisions 56. Securities and Exchange Commission. Notwithstanding any language to the contrary in the Disclosure Statement, the Plan, and/or this Confirmation Order, no provision shall (i) preclude the United States Securities and Exchange Commission (“SEC”) from enforcing its police or regulatory powers; or, (ii) enjoin, limit, impair, or delay the SEC from commencing or continuing any claims, causes of action, proceeding, or investigations against any non-Debtor person or non-Debtor entity in any forum. 57. United States Interests. Notwithstanding any provision to the contrary in the Disclosure Statement or Plan, the Plan Supplement, this Confirmation Order, or any implementing Disclosure Statement and implementing Plan documents (collectively, the “Documents”): (x) nothing in the Documents shall: (1) discharge, release, enjoin, impair or otherwise preclude (a) any liability to a Governmental Unit that is not a “claim” within the meaning of section 101(5) of the Bankruptcy Code (a “Claim”), (b) any claim of a Governmental Unit arising after the Effective Date, or (c) any liability of any entity or person under police or regulatory statutes or regulations to any Governmental Unit as the owner, lessor, lessee or operator of property or rights to property that such entity owns, operates or leases after the Effective Date; (2) release, nullify, Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 37 of 41

38 preclude or enjoin the enforcement of any police or regulatory power; (3) modify the scope of Section 505 of the Bankruptcy Code; (4) confer jurisdiction to the Bankruptcy Court with respect to the claims, liabilities and Causes of Action of the United States, except to the extent set forth in 28 U.S.C. § 1334 (as limited by any other provisions of the United States Code); (5) release, enjoin, impair or discharge any non-Debtors from any claim, liability, suit, right or Cause of Action of the United States; (6) affect any setoff or recoupment rights of the United States and such rights are preserved; (7) require the United States to file an administrative claim in order to receive payment for any liability described in section 503(b)(1)(B) and (C) pursuant to section 503(b)(1)(D) of the Bankruptcy Code; (8) constitute an approval or consent by the United States without compliance with all applicable legal requirements and approvals under non-bankruptcy law; (9) be construed as a compromise or settlement of any liability, claim, Cause of Action or interest of the United States; (10) modify the scope of section 502 of the Bankruptcy Code with respect to the claims of the United States; (11) cause the filing of any claim, including but not limited to amended claims, by the United States to be automatically disallowed and expunged; or (12) enjoin or estop the United States from asserting against the Debtors claims, liabilities and obligations assumed by the Purchaser that the United States would otherwise be entitled to assert against the Debtors and the Debtors’ estates under applicable law; and (y) liens securing claims of the United States shall be retained until the Claim, with interest, is paid in full. Administrative expense claims of the United States Allowed pursuant to the Plan or the Bankruptcy Code shall be paid in accordance with section 1129(a)(9)(A) of the Bankruptcy Code and accrue interest and penalties as provided by non-bankruptcy law until paid in full. Priority Tax Claims of the United States allowed pursuant to the Plan or the Bankruptcy Code will be paid in accordance with section 1129(a)(9)(C) of the Bankruptcy Code. To the extent allowed Priority Tax Claims (including any penalties, interest, or Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 38 of 41

39 additions to tax entitled to priority under the Bankruptcy Code) are not paid in full in Cash on the Effective Date, then such Priority Tax Claims shall accrue interest commencing on the Effective Date at the rate set forth in section 511 of the Bankruptcy Code. Moreover, nothing shall affect a release, injunction or otherwise preclude any claim whatsoever against any Debtor or any of the Debtors’ Estates by or on behalf of the United States for any liability arising (a) out of pre-petition or post-petition tax periods for which a return has not been filed or (b) as a result of a pending audit or audit that may be performed with respect to any pre-petition or post-petition tax period. Further, nothing shall enjoin the United States from amending any claim against any Debtor or any of the Debtors’ Estates with respect to any tax liability (a) arising out of pre-petition or post-petition tax periods for which a tax return has not been filed or (b) from a pending audit or audit that may be performed with respect to any pre-petition or post-petition tax period. Any liability arising (a) out of prepetition or post-petition tax periods for which a return has not been filed or (b) as a result of a pending audit or audit which may be performed with respect to any pre-petition or post-petition tax period shall be paid in accordance with 1129(a)(9)(A) and (C) of the Bankruptcy Code. Without limiting the foregoing but for the avoidance of doubt, nothing contained in the Documents shall be deemed to bind the United States to any characterization of any transaction for tax purposes or to determine the tax liability of any person or entity, including, but not limited to, the Debtors and the Debtors’ Estates, nor shall the Documents be deemed to have determined the federal tax treatment of any item, distribution, or entity, including the federal tax consequences of the Disclosure Statement, nor shall anything in the Documents be deemed to have conferred jurisdiction upon the Bankruptcy Court to make determinations as to federal tax liability and federal tax treatment except as provided under section 505 of the Bankruptcy Code. Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 39 of 41

40 58. Blume Roy Building LLC. Notwithstanding anything to the contrary in the Plan or this Confirmation Order: (i) Blume Roy Building LLC (“Blume Roy”) shall not be treated as a Releasing Party under the Plan; (ii) the Plan Administrator shall reserve $1,602,147.96 for Blume Roy pending its Claims (including any Rejection Claim) being Allowed and paid or disallowed, provided, however, that nothing shall prevent or limit the ability of the Debtors or the Plan Administrator, as applicable, from objecting to any Claims asserted by Blume Roy on any grounds; (iii) the Debtors and the Post-Effective Date Debtors, on the one hand, and Blume Roy, on the other hand, hereby agree to preserve all of their respective rights and remedies with respect to any Claims asserted by Blume Roy, including any setoff or recoupment rights, if applicable. 59. Incorporation of Prepetition 2026 Secured Noteholder Settlement. The Settlement Terms (as defined in the Prepetition Noteholder Settlement Order) are hereby incorporated herein by reference. 60. Bruker Corporation. In accordance with Paragraphs AA and 24 of the Sale Order, to the extent set forth in the APA and the Sale Order, the Debtors or the Post-Effective Date Debtors, as applicable, shall cure all defaults or other obligations of the Debtors under the Purchased Contracts (as defined in the APA) arising or accruing prior to the Closing Date, or required to be paid pursuant to section 365 of the Bankruptcy Code in connection with the assumption and assignment of the Purchased Contracts. The Debtors or the Plan Administrator, as applicable, shall provide the Buyer with periodic updates as reasonably requested by the Buyer on the status and satisfaction of any outstanding defaults or other obligations under the Purchased Contracts. For the avoidance of doubt, all of Buyer’s rights with respect to the Purchased Assets (including, but not limited to, Purchased Contracts and Disputed Contracts as defined in the APA), Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 40 of 41

41 as set forth in the Sale Order, the APA, and herein are expressly reserved and preserved and shall remain unaffected by this Plan or the Confirmation Order. Headings 61. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose. No Stay of Confirmation Order 62. Notwithstanding Bankruptcy Rules 3020(e) and 6004(h) and any other Bankruptcy Rule to the contrary, to the extent applicable, there is no reason for delay in the implementation of this Confirmation Order and, thus, this Confirmation Order shall be effective and enforceable immediately upon entry. Dated: June 18th, 2024 Wilmington, Delaware CRAIG T. GOLDBLATT UNITED STATES BANKRUPTCY JUDGE Case 24-10160-CTG Doc 659 Filed 06/18/24 Page 41 of 41

EXHIBIT A Plan Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 1 of 45

IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE In re: NANOSTRING TECHNOLOGIES, INC., et al.,1 Debtors. Chapter 11 Case No. 24-10160 (CTG) (Jointly Administered) CHAPTER 11 PLAN OF NANOSTRING TECHNOLOGIES, INC. AND ITS AFFILIATED DEBTORS WILLKIE FARR & GALLAGHER LLP Rachel C. Strickland Debra M. Sinclair Betsy L. Feldman Jessica D. Graber 787 Seventh Avenue New York, New York 10019 Telephone: (212) 728-8000 Facsimile: (212) 728-8111 Email: rstrickland@willkie.com dsinclair@willkie.com bfeldman@willkie.com jgraber@willkie.com YOUNG CONAWAY STARGATT & TAYLOR, LLP Edmon L. Morton Matthew B. Lunn Allison S. Mielke Kristin L. McElroy 1000 North King Street Wilmington, Delaware 19801 Telephone: (302) 571-6600 Facsimile: (302) 571-1253 Email: emorton@ycst.com mlunn@ycst.com amielke@ycst.com kmcelroy@ycst.com Counsel to the Debtors and Debtors in Possession Dated: June 14, 2024 1 The Debtors in these Chapter 11 Cases, along with the last four digits of their U.S. federal tax identification numbers, to the extent applicable, are NanoString Technologies, Inc. (4687), NanoString Technologies International, Inc. (2723), NanoString Technologies Netherlands B.V., and NanoString Technologies Germany GmbH. The Debtors’ headquarters is located at 530 Fairview Avenue North, Suite 2000, Seattle, WA 98109. Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 2 of 45

2 CHAPTER 11 PLAN OF NANOSTRING TECHNOLOGIES, INC. AND ITS AFFILIATED DEBTORS INTRODUCTION2 The Debtors hereby propose the Plan, which provides for, among other things, the resolution of Claims against and Interests in the Debtors. Reference is made to the Disclosure Statement for, among other things, (i) a discussion of the Debtors’ history, business and properties; (ii) a summary and analysis of the Plan, including the compromises and settlements provided for in the Plan; and (iii) certain related matters, including certain risk factors relating to the consummation of the Plan and Distributions to be made under the Plan. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. All Holders of Claims who are entitled to vote on the Plan are encouraged to read the Plan and the Disclosure Statement, and the respective exhibits attached thereto, in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements that are set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and Section 11.14 of the Plan, the Debtors, in consultation with the Committee and the Required Consenting Lenders, reserve the right to alter, amend, modify, revoke, or withdraw the Plan; provided, however, that the Debtors shall obtain the consent of the Committee and the Required Consenting Lenders with respect to any material alterations, amendments, or modifications of the Plan, the Plan Supplement, or any schedule or exhibit. Nothing in the Plan should be construed as constituting a solicitation of acceptances of the Plan unless and until the Disclosure Statement has been approved by the Bankruptcy Court and distributed to Holders of Claims to the extent required by section 1125 of the Bankruptcy Code. THE DEBTORS AND THE COMMITTEE BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF THEIR CREDITORS AND ESTATES, AND ENCOURAGE ALL PARTIES TO VOTE TO ACCEPT THE PLAN. 2 Capitalized terms not defined in this Introduction shall have the meanings ascribed to such terms in the Plan. Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 3 of 45

3 ARTICLE I DEFINED TERMS AND RULES OF INTERPRETATION For purposes of the Plan, except as expressly provided or unless the context otherwise requires: (a) all capitalized terms used in the Plan and not otherwise defined in the Plan, the Bankruptcy Code or the Bankruptcy Rules, shall have the meanings ascribed to them in this Article I of the Plan; (b) any capitalized term used in the Plan that is not defined in the Plan, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (c) whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine; (d) any reference in the Plan to an existing document or exhibit means such document or exhibit as it may be amended, modified or supplemented from time to time; (e) unless otherwise specified, all references in the Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules and exhibits of or to the Plan; (f) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to articles and sections are inserted for convenience of reference only, and are not intended to be a part of or to affect the interpretation of the Plan; and (h) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply. The capitalized terms used in the Plan shall have following meanings: 1.1 2025 Indenture: That certain Indenture, dated as of March 9, 2020 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time), between NanoString Technologies, Inc., a Delaware corporation, as issuer and CSC Delaware Trust Company (f/k/a Delaware Trust Company), as successor in interest to U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee. 1.2 2025 Indenture Documents: The 2025 Indenture, the 2025 Notes, and any amendments, modifications, or supplements thereto, and any notes, certificates, agreements, documents, and instruments related thereto or executed in connection therewith. 1.3 2025 Notes: Those certain 2.625% Convertible Senior Notes due 2025, issued by NanoString Technologies, Inc., a Delaware corporation, as issuer, pursuant to the 2025 Indenture. Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 4 of 45

4 1.4 2026 Indenture: That certain Indenture, dated as of November 7, 2023 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time), among NanoString Technologies, Inc., a Delaware corporation, as issuer, the Guarantors (as defined therein), and U.S. Bank Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, as trustee and collateral agent. 1.5 Administrative Claim: A Claim for any (a) cost or expense of administration of these Chapter 11 Cases, of the kind specified in section 503(b), including sections 503(b)(9) and 507(a)(2) of the Bankruptcy Code, including, but not limited to (i) any actual and necessary postpetition costs or expenses of preserving the estates of the Debtors; (ii) any actual and necessary costs and expenses of operating the businesses of the Debtors; (iii) any indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of their businesses; (iv) amounts owed to vendors providing goods and services to the Debtors during these Chapter 11 Cases; (v) all compensation and reimbursement of expenses of Professionals or other Persons for services rendered or expenses incurred in these Chapter 11 Cases to the extent Allowed by the Bankruptcy Court under sections 328, 330, 331, or 363 of the Bankruptcy Code, whether fixed before or after the Effective Date (including Professional Fee Claims); and (vi) U.S. Trustee Fee Claims. 1.6 Allowed: With reference to any Claim or Interest, except as otherwise provided herein, a Claim or Interest, as applicable, (i) arising on or before the Effective Date and, with respect to a Claim, for which a timely proof of claim has been filed and is not otherwise a Disputed Claim, and as to which (A) no objection to allowance or priority, and no request for estimation or other challenge, including, without limitation, pursuant to section 502(d) of the Bankruptcy Code or otherwise, has been interposed and not withdrawn within the applicable period fixed by the Plan or applicable law, or (B) any objection has been determined in favor of the Holder of the Claim or Interest by a Final Order; (ii) that is compromised, settled, or otherwise resolved pursuant to the authority of the Debtors, Post-Effective Date Debtors or the Plan Administrator, as applicable; (iii) as to which the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction; (iv) that is listed in the Schedules as liquidated, non- contingent, and undisputed, and is not superseded by a Proof of Claim; or (v) expressly allowed hereunder; provided, notwithstanding the foregoing, unless expressly waived by the Plan, the Allowed amount of Claims or Interests shall be subject to, and shall not exceed the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable; provided, further, that any (i) Claim or Interest paid or required to be paid by the Buyer pursuant to the APA or Sale Order or (ii) Claim listed in the Schedules that has been paid (x) by the Debtors after the Petition Date pursuant to an order of the Bankruptcy Court, or (y) by the Debtors before the Petition Date and was inadvertently listed in the Schedules, shall not be considered an Allowed Claim. 1.7 Allowed Claim, or Allowed [ ] Claim: A Claim that has been Allowed. 1.8 APA: That certain Asset Purchase Agreement, dated April 17, 2024, between Debtors and Buyer (as may be amended, including all schedules and exhibits thereto). Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 5 of 45

5 1.9 Assets: Any and all right, title and interest of the Debtors and their Estates in and to property of whatever type or nature and wherever located, including, and without limitation, all real, personal, mixed, intellectual, tangible or intangible property and any proceeds thereof; provided, however, that any and all Purchased Assets shall not constitute “Assets” for purposes hereof but all proceeds received on account of such Purchased Assets shall constitute “Assets”. 1.10 Avoidance Actions: Any and all actual or potential claims or causes of action that may be brought by or on behalf of the Debtors, their Estates, or other authorized parties in interest to avoid a transfer of property or an obligation incurred by the Debtors, including avoidance or equitable subordination or recovery actions, pursuant to any applicable section of the Bankruptcy Code, including sections 105(a), 502(d), 510, 542 through 551, 553, and 724(a) of, and otherwise under, the Bankruptcy Code, or any similar federal, state or common law causes of action, including fraudulent transfer laws; provided, however, that any and all such actions that were sold to the Buyer pursuant to the Sale Order and APA shall not constitute “Avoidance Actions” for purposes hereof. 1.11 Ballot: The ballot form distributed to each Holder of a Claim entitled to vote to accept or reject the Plan. 1.12 Bankruptcy Code: Title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (as may be amended). 1.13 Bankruptcy Court: The United States Bankruptcy Court for the District of Delaware. 1.14 Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure (as may be amended). 1.15 Bar Date Order: That certain order of the Bankruptcy Court entered on April 1, 2024 [D.I. 393]. 1.16 Business Day: Any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)(6)) on which commercial banks are open for business in Wilmington, Delaware. 1.17 Buyer: Bruker Corporation and/or its permitted assignee. 1.18 Cash: Cash and cash equivalents in certified or immediately available U.S. funds, including but not limited to bank deposits, checks and similar items. 1.19 Cause(s) of Action: Includes, without limitation, any and all of the Debtors’ actions, causes of action, Avoidance Actions, proceedings, actions, controversies, liabilities, obligations, rights, suits, damages, judgments, Claims, Liens, indemnities, guaranties, interests, debts, accounts, defenses, offsets, powers, privileges, licenses, franchises and demands of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, suspected or unsuspected, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, asserted or unasserted, choate or inchoate, secured or unsecured, whether assertable by the Debtors directly, indirectly, derivatively, or in any representative or other capacity, now existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act, failure to act, error, omission, transaction, occurrence, or other event arising or Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 6 of 45

6 occurring prior to or after the Petition Date. For purposes of clarity, Causes of Action include, without limitation, the following: (a) any right of setoff, counterclaim, or recoupment and any claim under contracts or for breaches of duties imposed by law or in equity; (b) the right to object to or otherwise contest Claims or Interests; (c) any claim pursuant to section 362 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code; (e) any Avoidance Actions; and (f) any Retained Causes of Action. 1.20 Chapter 11 Cases: The voluntary chapter 11 bankruptcy cases commenced by the Debtors: (i) when used in reference to a particular Debtor, the chapter 11 case filed for that Debtor pursuant to chapter 11 of the Bankruptcy Code in the Bankruptcy Court; and (ii) when used with reference to all Debtors, the jointly administered chapter 11 cases for all of the Debtors. 1.21 Claim: A claim, as defined in section 101(5) of the Bankruptcy Code. Except where otherwise provided in context, “Claim” refers to such a claim against the Debtors or their Estates, whether or not asserted or Allowed, whether or not arising before or after the Effective Date. 1.22 Claim Objection Deadline: The date that is one hundred and eighty (180) days after the Effective Date, subject to extension as set forth in Section 8.2 of the Plan. 1.23 Class: A category of Claims or Interests designated pursuant to the Plan. 1.24 Collateral: Any property or interest in property of the Estates that is subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable law. 1.25 Committee: The Official Committee of Unsecured Creditors appointed by the U.S. Trustee in these Chapter 11 Cases, as it may be reconstituted from time to time. 1.26 Confirmation: Entry by the Bankruptcy Court of the Confirmation Order. 1.27 Confirmation Date: The date upon which the Confirmation Order is entered by the Bankruptcy Court. 1.28 Confirmation Hearing: Collectively, the hearing or hearings held by the Bankruptcy Court on confirmation of the Plan, as such hearing or hearings may be continued from time to time. 1.29 Confirmation Order: The Order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code and granting other related relief, which shall be in form and substance reasonably acceptable to the Committee and Required Consenting Lenders. 1.30 Creditor: Any Holder of a Claim. 1.31 Debtor(s): Each of, and collectively, NanoString Technologies, Inc., NanoString Technologies International, Inc., NanoString Technologies Netherlands B.V., and NanoString Technologies Germany GmbH. 1.32 DIP Claims: All Claims associated with the DIP Obligations. Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 7 of 45

7 1.33 DIP Facility: The term “DIP Facility” shall have the meaning given to such term in the DIP Order. 1.34 DIP Loan Documents: The term “DIP Loan Documents” shall have the meaning given to such term in the DIP Order. 1.35 DIP Secured Parties: The term “DIP Secured Parties” shall have the meaning given to such term in the DIP Order. 1.36 DIP Obligations: All of the Debtors’ obligations and indebtedness arising under, in respect of, or in connection with the DIP Facility and the DIP Loan Documents, including all loans made to and guarantees issued by the Debtors pursuant to the DIP Loan Documents and all other obligations under the DIP Loan Documents, which may be paid by the Debtors from Sale Proceeds in accordance with the DIP Order and the Sale Order. 1.37 DIP Order: The Final Order (I) Authorizing the Debtors to Obtain Postpetition Financing, Granting Senior Postpetition Security Interests and According Superpriority Administrative Expense Status Pursuant to Sections 364(c) and 364(d) of the Bankruptcy Code, (II) Authorizing the Use of Cash Collateral, (III) Granting Adequate Protection, (IV) Modifying the Automatic Stay, and (V) Granting Related Relief [D.I. 359]. 1.38 Disclosure Statement: The Disclosure Statement for the Chapter 11 Plan of NanoString Technologies, Inc. and Its Affiliated Debtors, dated as of May 22, 2024, and all exhibits thereto, as the same may be amended, modified or supplemented, which shall be in form and substance reasonably acceptable to the Committee and the Required Consenting Lenders. 1.39 Disclosure Statement Order: The Final Order of the Bankruptcy Court [D.I. 578] approving the Disclosure Statement as containing adequate information, pursuant to section 1125(a) of the Bankruptcy Code, and authorizing the Debtors to solicit acceptances of the Plan, which shall be in form and substance reasonably acceptable to the Committee and the Required Consenting Lenders. 1.40 Disputed Claim: Any Claim: (i) listed on the Schedules as unliquidated, disputed, or contingent, unless a proof of claim has been Filed in a liquidated and non-contingent amount and as to which no objection has been filed; (ii) included in a proof of claim as to which an objection or request for estimation has been filed, or as to which a Debtor or Post-Effective Date Debtor, as applicable, or other parties in interest in accordance with applicable law, retain the ability to interpose a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Plan, and the Confirmation Order; or (iii) which is otherwise disputed by a Debtor or Post-Effective Date Debtor, as applicable, in accordance with applicable law and for which the objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order. To the extent that a Claim is held by a Holder that is or may be liable to a Debtor, a Debtor’s Estate, or Post-Effective Date Debtor on account of a Retained Cause of Action, such Claim shall be a Disputed Claim unless and until such Retained Cause of Action has been settled or withdrawn or has been determined by a Final Order. 1.41 Distributable Proceeds: The aggregate amount of Cash including, without limitation, the Sale Proceeds and the net proceeds of any Retained Causes of Action, available for Distribution Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 8 of 45

8 after the payment, or establishment of appropriate reserves, with respect to and in full satisfaction (including postpetition interest, if applicable) of the Wind-Down Reserve, Allowed Unclassified Claims, Prepetition First Lien Secured Claims, Allowed Other Secured Claims, Allowed Priority Non-Tax Claims, and Allowed General Unsecured Claims. 1.42 Distribution: The transfer of Cash or other property by the Post-Effective Date Debtors under the Plan to the Holders of Allowed Claims and, if applicable, Interests. 1.43 DTC: Depository Trust Company. 1.44 Effective Date: The date that is the first Business Day after the Confirmation Date on which each condition set forth in Article IX of the Plan has been satisfied or waived as set forth therein, which date shall be determined in consultation with the Committee and the Required Consenting Lenders. 1.45 Entity: Shall have the meaning set forth in section 101(15) of the Bankruptcy Code. Unless otherwise specified herein, any reference to an Entity as a Holder of a Claim or Interest includes such Entity’s successors, assigns and affiliates. 1.46 Estate: The chapter 11 estate of each Debtor created for such Debtor pursuant to section 541 of the Bankruptcy Code. 1.47 Exculpated Parties: Each of, solely in their capacities as such, and solely in connection with Section 11.12 of the Plan, collectively and in each case in its capacity as such: (a) the Debtors and their Estates; (b) the Debtors’ officers, directors, and managers; (c) the Professionals retained by the Debtors pursuant to an Order of the Bankruptcy Court; (d) the Committee; (e) the present and former members of the Committee, but solely in their capacity as members of the Committee; (f) the Professionals retained by the Committee pursuant to an Order of the Bankruptcy Court; and (g) solely to the extent they are fiduciaries of the Estates, the Related Parties with respect to each of the foregoing (a) through (f). 1.48 Face Amount: When used in reference to an Allowed Claim or Interest, the amount of such Claim or Interest that is Allowed, and, when used in reference to a Disputed Claim or Interest, (a) the liquidated amount set forth in the proof of claim or request for payment relating to the Disputed Claim or Interest (if any); (b) an amount agreed to by the Post-Effective Date Debtors and the Holder of the Disputed Claim or Interest; or (c) if a request for estimation is Filed with respect to such Disputed Claim, the amount at which such Disputed Claim is estimated by the Bankruptcy Court. 1.49 Federal Judgment Rate: The interest rate, fixed as of the Petition Date, used for calculating post-judgment interest pursuant to 28 U.S.C. § 1961, which, for the avoidance of doubt, was 4.84% as of the Petition Date. 1.50 File, Filed or Filing: File, filed or filing with the Bankruptcy Court or its authorized designee in these Chapter 11 Cases. 1.51 Final Decree: Any Order entered pursuant to section 350 of the Bankruptcy Code, Bankruptcy Rule 3022, and Local Rule 3022-1 closing these Chapter 11 Cases. Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 9 of 45

9 1.52 Final Order: An order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, which has not been reversed, stayed, modified, or amended, that is not subject to stay or appeal or petition for certiorari, and for which the applicable time within which to take any such action has expired, or for which such actions has been adjudicated by the highest court with jurisdiction over the matter. 1.53 First Day Declaration: The Declaration of R. Bradley Gray in Support of Chapter 11 Petitions and First Day Pleadings [D.I. 26]. 1.54 General Unsecured Claim: Any unsecured, non-priority Claim against any of the Debtors or their Estates, including, for the avoidance of doubt, Prepetition Noteholder Unsecured Claims, Prepetition 2025 Notes Claims, and Rejection Claims, but not including the Prepetition Noteholder Unsecured Subordinated Claims. 1.55 Holder: The Person that is the owner of record of a Claim or Interest, as applicable. 1.56 Impaired: Any Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code. 1.57 Initial Distribution: The Distributions made to Holders of Allowed Claims as soon as practicable after the Effective Date in accordance with the terms of the Plan. 1.58 Indemnified Parties: The Plan Administrator (solely in his/her capacity as such), the members of the Plan Administrator Oversight Committee, and the Plan Administrator Professionals. 1.59 Intercompany Claim: A Claim, held by a Debtor or an Affiliate (as defined in section 101(2) of the Bankruptcy Code) of a Debtor (which Affiliate was an Affiliate of the Debtor as of the Petition Date), against another Debtor or such Affiliate, except Claims solely between and amongst those Affiliated entities acquired by the Buyer pursuant to the Sale Order. 1.60 Interests: All previously issued and outstanding as of the Effective Date (i) any class of equity securities of any of the Debtors represented by shares of common or preferred stock or other instruments evidencing an ownership interest in any of the Debtors, whether or not certificated, transferable, voting or denominated “stock” or a similar security; and (ii) any option or warrant, restricted stock unit (RSU), performance stock unit (PSU), or other right (whether legal, equitable, contractual or otherwise) to acquire any shares of common stock or other equity securities in the Debtors. 1.61 Lien: Any lien, security interest, pledge, title retention agreement, encumbrance, charge, mortgage or hypothecation to secure payment of a debt or performance of an obligation, other than, in the case of securities and any other equity ownership interests, any restrictions imposed by applicable United States or foreign securities laws. 1.62 Local Rules: The Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, as amended from time to time. Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 10 of 45

10 1.63 Noteholder Parties: Collectively, the Prepetition 2025 Noteholders (as defined herein), Prepetition 2025 Notes Trustee, and the Prepetition First Lien Secured Parties (as defined in the DIP Order) (including, for the avoidance of doubt, the Prepetition Trustee and Collateral Agent), including any of such parties’ successors and assigns. 1.64 Order: An order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in these Chapter 11 Cases or the docket of any other court of competent jurisdiction. 1.65 Ordinary Course Professional: Any Ordinary Course Professional, as that term is defined in that certain Order Authorizing (A) the Debtors to Retain, Employ, and Compensate Certain Professionals Utilized by the Debtors in the Ordinary Course of Business Effective as of the Petition Date and (B) Waiving Certain Information Requirements of Local Rule 2016-2 [D.I. 303]. 1.66 Other Secured Claim: Any Secured Claim that is not the Prepetition First Lien Secured Claims. 1.67 Other Subordinated Claim: Any Claim or Interest, except the Prepetition Noteholder Unsecured Subordinated Claims, but including the claims asserted in the proofs of claim assigned numbers 201 and 205 in these Chapter 11 Cases, that is subordinated to General Unsecured Claims pursuant to section 510 of the Bankruptcy Code or a Final Order of the Bankruptcy Court. 1.68 Person: A corporation, governmental unit and person, each as respectively defined in sections 101(9), (27) and (41) of the Bankruptcy Code, including a natural person, individual, partnership, corporation, or other domestic or foreign entity or organization. 1.69 Petition Date: February 4, 2024. 1.70 Plan: This Chapter 11 Plan of NanoString Technologies, Inc. and Its Affiliated Debtors, and all exhibits thereto, including, without limitation, the Plan Supplement, as the same may be amended, modified or supplemented pursuant to the terms hereof. 1.71 Plan Administrator: Such person or entity identified in the Plan Supplement (which shall be reasonably acceptable to the Debtors, the Required Consenting Lenders, and the Committee) and approved by the Bankruptcy Court pursuant to the Confirmation Order to (a) administer the Plan in accordance with its terms and the Plan Administrator Agreement; (b) other than the role and rights of the Plan Administrator Oversight Committee, be the sole officer, director, or manager, as applicable, and/or responsible Person for the Debtors and Post-Effective Date Debtors from and after the Effective Date; and (c) take such other actions as may be authorized under the Plan and the Plan Administrator Agreement, and any successor thereto. 1.72 Plan Administrator Agreement: The agreement by and among the Post-Effective Date Debtors and the Plan Administrator specifying the rights, duties and responsibilities of the Plan Administrator and the Plan Administrator Oversight Committee under the Plan, and which shall be in form and substance reasonably acceptable to the Required Consenting Lenders and the Committee. Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 11 of 45

11 1.73 Plan Administrator Oversight Committee: The committee to be appointed in accordance with the Plan Administrator Agreement, whose duties will include oversight and advice with respect to the Plan Administrator. The Plan Administrator Oversight Committee shall have three members, two selected by the Required Consenting Lenders and one selected by the Committee. 1.74 Plan Administrator Professionals: The agents, financial advisors, attorneys, consultants, independent contractors, representatives and other professionals of the Plan Administrator or the Post-Effective Date Debtors (in each case, solely in their capacities as such), which shall be approved by the Plan Administrator Oversight Committee. 1.75 Plan Supplement: The ancillary documents necessary to the implementation and effectuation of the Plan, including the Plan Administrator Agreement, which shall be Filed on or before the date that is seven (7) days prior to the Voting Deadline, which shall be in form and substance reasonably acceptable to the Required Consenting Lenders and the Committee. The Debtors shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement through the Effective Date; provided, however, that the Debtors shall obtain the consent of the Committee and the Required Consenting Lenders with respect to any material alterations, amendments, or modifications of the Plan Supplement. 1.76 Post-Effective Date Debtor: Each Debtor, on and after the Effective Date. 1.77 Prepetition 2025 Noteholders: Holders of any 2025 Notes. 1.78 Prepetition 2025 Notes Claims: Any Claims evidenced by, arising under, or in connection with the 2025 Indenture Documents, including, without limitation, Claims for principal in the amount of $14,276,000, plus interest accrued prior to the Petition Date through the date of payment of the Prepetition 2025 Notes Claims, fees, expenses, and all other amounts arising under the 2025 Indenture Documents), which shall be Allowed in their entirety without offset, recoupment, reductions, or deduction of any kind, for all purposes of the Plan and Confirmation Order, in the Chapter 11 Case of NanoString Technologies, Inc.; provided that the Prepetition 2025 Notes Claims for interest accrued on the 2025 Notes beginning on the Petition Date through the date of payment of the Prepetition 2025 Notes Claims shall be Allowed solely in the amount of (i) the amount accrued during such time period at the contract rate of 2.625% pursuant to the 2025 Indenture Documents, which amount shall include any interest on outstanding interest to the extent provided under the 2025 Indenture Documents, plus (ii) $65,000. 1.79 Prepetition 2025 Notes Trustee: CSC Delaware Trust Company (f/k/a Delaware Trust Company), and any predecessor or successor thereto, solely in its capacity as trustee under the 2025 Indenture. 1.80 Prepetition 2025 Notes Trustee Charging Lien: Any Lien or other priority of payment to which the Prepetition 2025 Notes Trustee is entitled under the 2025 Indenture Documents, against distributions to be made to the Prepetition 2025 Noteholders, for payment of any Prepetition 2025 Notes Trustee Fees and Expenses. 1.81 Prepetition 2025 Notes Trustee Fees and Expenses: All reasonable compensation, costs, advances, fees, expenses, disbursements, and claims for indemnity, subrogation, and contribution, Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 12 of 45

12 including, without limitation, attorneys’ and agents’ fees, expenses, and disbursements, incurred by or owed to the Prepetition 2025 Notes Trustee, arising under or in connection with the 2025 Indenture Documents, including in its capacities as paying agent, note registrar, note custodian, and conversion agent, whether before or after the Petition Date or before or after the Effective Date. 1.82 Prepetition First Lien Notes: The notes issued under the 2026 Indenture. 1.83 Prepetition First Lien Notes Documents: The 2026 Indenture and the Notes Documents (as defined in the 2026 Indenture). 1.84 Prepetition First Lien Secured Claims: The liquidated Secured Claims in respect of the Prepetition First Lien Notes, as of the Petition Date, which consist of $25,000,000 in aggregate principal amount, plus postpetition interest at the contract rate of 6.95%, through the date of payment of the Prepetition First Lien Secured Claims, secured by the Prepetition First Lien Collateral (as defined in the DIP Order), in accordance with the terms of the Prepetition First Lien Notes Documents and the DIP Order and satisfied from Sale Proceeds pursuant to the terms of the DIP Order. 1.85 Prepetition Noteholder Claims: The Prepetition First Lien Secured Claims, the Prepetition First Lien Unsecured Claims, and the Prepetition First Lien Unsecured Subordinated Claims. 1.86 Prepetition Noteholder Unsecured Claims: The liquidated unsecured Allowed Claims in respect of the Prepetition First Lien Notes, as of the Petition Date, in the amount of $195,116,545.38, plus postpetition interest at the contract rate of 6.95% and reimbursement for reasonable, documented fees and expenses of the Prepetition Trustee and Collateral Agent as provided for in the Plan. 1.87 Prepetition Noteholder Unsecured Subordinated Claims: The liquidated unsecured Allowed Claims in respect of the Prepetition First Lien Notes, as of the Petition Date, in the amount of $43,412,432.77, plus postpetition interest at the contract rate of 6.95%, which, pursuant to the DIP Order, shall be consensually subordinated to recoveries on account of the Allowed General Unsecured Claims. 1.88 Prepetition Trustee and Collateral Agent: U.S. Bank Trust Company, National Association, and any successor thereto, solely in its capacity as trustee and collateral agent under the 2026 Indenture. 1.89 Prepetition Trustee and Collateral Agent Fees and Expenses: The reasonable and documented fees and expenses of the Prepetition Trustee and Collateral Agent (solely in their capacities as such), including but not limited to the fees and expenses of the Prepetition Trustee and Collateral Agent’s counsel, agents, and advisors. 1.90 Priority Non-Tax Claim: A Claim that is entitled to priority under section 507(a) of the Bankruptcy Code, other than an Administrative Claim and a Priority Tax Claim. Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 13 of 45

13 1.91 Priority Tax Claim: A Claim of a Governmental Unit against any of the Debtors that is entitled to priority under section 507(a)(8) of the Bankruptcy Code. 1.92 Professional: Any professional (other than an Ordinary Course Professional) employed in these Chapter 11 Cases pursuant to sections 327, 328, 1103 or 1104 of the Bankruptcy Code or any professional or other Person (in each case, other than an Ordinary Course Professional) seeking compensation or reimbursement of expenses in connection with these Chapter 11 Cases pursuant to section 503(b)(3) or 503(b)(4) of the Bankruptcy Code. 1.93 Professional Fee Claim: A Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred during the period from the Petition Date through and including the Effective Date. 1.94 Professional Fee Reserve: The reserve established and funded by the Debtors on or prior to the Effective Date pursuant to Section 11.2 of the Plan. 1.95 Pro Rata: The proportion that the Allowed Claim in a particular Class bears to the aggregate amount of (a) Allowed Claims in such Class as of the date of determination, plus (b) Disputed Claims in such Class: (i) as calculated by the Plan Administrator on or before the date of any Distribution; (ii) as determined by an Order of the Bankruptcy Court estimating such Disputed Claims; or (iii) as directed by a Final Order of the Bankruptcy Court. 1.96 Purchased Assets: “Purchased Assets” shall have the meaning given to such term in the APA. 1.97 Rejection Bar Date: The date that is no later than thirty (30) days after the earlier of (i) notice of entry of an order approving the rejection of executory contracts or unexpired leases; and (ii) notice of occurrence of the Effective Date. For the avoidance of doubt, the notice of occurrence of the Effective Date shall include the date by which Creditors must file Proofs of Claim based on the rejection of the Debtors’ executory contracts or unexpired leases pursuant to the Plan. For the further avoidance of doubt, no Rejection Bar Date pursuant to the Plan would extend any deadline for filing Proofs of Claim that were previously set pursuant to any Order of the Bankruptcy Court. 1.98 Rejection Claim: Any Claim for monetary damages as a result of the rejection of an executory contract or unexpired lease pursuant to the Plan and the Confirmation Order. 1.99 Related Parties: With respect to any Person or Entity, such Person’s or Entity’s respective current and former (a) officers; (b) directors; (c) employees; (d) partners; (e) affiliates and subsidiaries; (f) professionals; (g) advisors and advisory board members; (h) agents, (i) shareholders; (j) principals; (k) members; (l) managers; (m) managed accounts and funds; (n) fund advisors; and (o) other representatives, including, without limitation, attorneys, accountants, consultants, investment bankers and financial advisors and the predecessors, successors, assigns, estates, nominees or heirs of such Person or Entity (in each case, solely in their respective capacities as such) 1.100 Released Parties: Each solely in their capacities as such, (a) the Debtors and their Estates; (b) the Post-Effective Date Debtors; (c) the DIP Secured Parties; (d) Noteholder Parties; (e) the Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 14 of 45

14 Required Consenting Lenders; (f) the Committee and its members; and (g) to the extent not included in the foregoing, each of the preceding entities’ respective Related Parties; provided that, for the avoidance of doubt, no Person or Entity shall be a Released Party unless they are also a Releasing Party. 1.101 Releasing Parties: Each solely in their capacities as such: (a) the Professionals; (b) the DIP Secured Parties; (c) the Noteholder Parties; (d) the Required Consenting Lenders; (e) Committee and its present and former members; (f) all Holders of Claims deemed hereunder to have accepted the Plan (i.e., Holders of Claims in Unimpaired Classes of Claims) that have not Filed an objection to the release in Section 11.11(b) of the Plan prior to the deadline to object to Confirmation of the Plan; (g) all Holders of Claims in Class 5 that have not Filed an objection to the releases in Section 11.11(b) of the Plan prior to the deadline to object to Confirmation of the Plan; and (h) to the extent not included in the foregoing, each of the preceding entities’ respective Related Parties, but solely to the extent such Related Party would be obligated to grant a release under principles of agency if it were so directed by the Entity in the foregoing clauses. 1.102 Required Consenting Lenders: Braidwell LP and Deerfield Partners, L.P. 1.103 Restructuring Expenses: All reasonable and documented (a) professional fees, expenses, and disbursements of the Lender Professionals (as defined in the DIP Order); (b) Prepetition 2025 Notes Trustee Expenses that are incurred in connection with these Chapter 11 Cases; and (c) the Prepetition Trustee and Collateral Agent Fees and Expenses, in each case, from the Petition Date through the Effective Date. 1.104 Retained Causes of Action: All rights, including rights of setoff and rights of recoupment, refunds, claims, counterclaims, demands, Causes of Action, and rights to collect damages of the Debtors against third parties, including, without limitation: (a) all litigation, arbitration or other types of adversarial or dispute resolution proceedings disclosed on the Debtors’ Schedules and Statements; and (b) all litigation, arbitration or other types of adversarial or dispute resolution proceedings arising in law, equity or pursuant to any other theory of law and all other rights (including, without limitation, defenses, cross-claims and counter-claims), regardless of whether they (or the facts underlying them) were disclosed in the Debtors’ Schedules, Statements, or otherwise during these Chapter 11 Cases, against or related to any party that (i) owed to any Debtor or its Estate a fiduciary, contractual or statutory duty, whether imposed by law or in equity; (ii) committed a tort or other unlawful or actionable conduct against or related to any Debtor or its Estate; and (iii) received a payment, obligation or other consideration from any Debtor or its Estate that may be avoided under chapter 5 of the Bankruptcy Code and other similar state law claims and causes of action, but excluding all rights, including rights of setoff and rights of recoupment, refunds, claims, counterclaims, demands, and rights to collect damages of the Debtors against third parties released or waived under the Plan, the Confirmation Order, or any Final Order, including, without limitation, pursuant to the DIP Order or Sale Order, and further excluding any and all rights, including rights of setoff and rights of recoupment, refunds, claims, counterclaims, demands, and rights to collect damages of the Debtors against third parties that were sold to the Buyer pursuant to the APA and the Sale Order. For the avoidance of doubt, notwithstanding anything to the contrary in the Plan or the Confirmation Order, the Retained Causes of Action shall not include any Claim or Cause of Action (including any cause of action under chapter 5 of the Bankruptcy Code) that is released by the Debtors under Article XI of the Plan. Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 15 of 45

15 1.105 Sale Order: That certain Order (A) Approving Asset Purchase Agreement, (B) Approving the Sale of the Debtors’ Assets Free and Clear of Liens, Claims, Interests, and Encumbrances, (C) Approving the Assumption and Assignment of Executory Contracts and Unexpired Leases, and (D) Granting Related Relief [D.I. 470]. 1.106 Sale Proceeds: The net Cash proceeds received by the Debtors from the sale of the Purchased Assets pursuant to the APA, as approved by the Sale Order. 1.107 Schedules: The Schedules of Assets and Liabilities Filed by the Debtors, as such Schedules may be amended from time to in accordance with Bankruptcy Rule 1009. 1.108 Statements: The Statements of Financial Affairs Filed by the Debtors, as such Statements may be amended from time to in accordance with Bankruptcy Rule 1009. 1.109 Section 503(b)(9) Claim: A Claim that is entitled to priority under section 503(b)(9) of the Bankruptcy Code. 1.110 Secured Claim: A Claim that is (i) secured by a valid, perfected and enforceable Lien on property in which the Debtors or their Estates have an interest that is not subject to avoidance, or (ii) subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Creditor’s interest in such property or to the extent of the amount subject to setoff, as applicable, all as determined pursuant to sections 506(a) and 1111(b) of the Bankruptcy Code and other applicable law. 1.111 Unimpaired: Any Class of Claims or Interests that is not impaired within the meaning of section 1124 of the Bankruptcy Code. 1.112 Unclassified Claims: Any Administrative Claims, Professional Fee Claims, Priority Tax Claims, U.S. Trustee Fee Claims, DIP Claims, and Restructuring Expenses. 1.113 U.S. Trustee: The Office of the United States Trustee for the District of Delaware. 1.114 U.S. Trustee Fees: The fees due and payable pursuant to section 1930 of title 28 of the U.S. Code. 1.115 U.S. Trustee Fee Claims: U.S. Trustee Fees or accrued interest thereon arising under 31 U.S.C. § 3717. 1.116 Voting Deadline: The date and time by which all Ballots to accept or reject the Plan must be received to be counted as set by the Disclosure Statement Order. 1.117 Wind-Down: The wind-down and dissolution of the Debtors’ estates. 1.118 Wind-Down Reserve: The reserve account maintained by the Plan Administrator in the amount (with such amount to be determined by the Debtors in consultation with the Committee and the Required Consenting Lenders) necessary to fund the Wind-Down, including the fees and expenses of the Post-Effective Date Debtors and the Plan Administrator. Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 16 of 45

16 ARTICLE II CLASSIFICATION OF CLAIMS AND INTERESTS 2.1 Unclassified Claims. Holders of the following Claims are not entitled to vote on the Plan: 1. Administrative Claims 2. Professional Fee Claims 3. Priority Tax Claims 4. U.S. Trustee Fee Claims 5. DIP Claims 6. Restructuring Expenses 2.2 Unimpaired Classes of Claims. Holders of Claims in the following Unimpaired Classes of Claims are deemed to have accepted the Plan and, therefore, are not entitled to vote on the Plan: 1. Prepetition First Lien Secured Claims (Class 1) 2. Other Secured Claims (Class 2) 3. Priority Non-Tax Claims (Class 3) 4. General Unsecured Claims (Class 4) 2.3 Impaired/Voting Class of Claims. Holders of Claims in the following Impaired Class of Claims are entitled to vote on the Plan: 1. Prepetition Noteholder Unsecured Subordinated Claims (Class 5) 2.4 Impaired/Non-Voting Classes of Claims and Interests. Holders of Claims and Interests in the following Impaired Classes of Claims and Interests are deemed to have rejected the Plan and, therefore, are not entitled to vote on the Plan: 1. Intercompany Claims (Class 6) 2. Other Subordinated Claims (Class 7) 3. Interests (Class 8) Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 17 of 45

17 ARTICLE III TREATMENT OF CLAIMS AND INTERESTS 3.1 Unclassified Claims. 3.1.1 Administrative Claims. Except for Professional Fee Claims, which shall be satisfied as set forth in Sections 3.1.2 and 11.2 of the Plan, and as otherwise provided for herein, the Confirmation Order, or separate order of the Bankruptcy Court, on, or as soon as reasonably practicable after, the later of (i) the Effective Date and (ii) thirty (30) days following the date on which an Administrative Claim becomes an Allowed Administrative Claim, the Holder of such Allowed Administrative Claim shall receive from the Post-Effective Date Debtors, in full satisfaction of such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Administrative Claim or (b) such other less favorable treatment as to which such Holder and the Post-Effective Date Debtors shall have agreed upon in writing. 3.1.2 Professional Fee Claims. Professional Fee Claims shall be paid by the Post-Effective Date Debtors as set forth in Section 11.2 of the Plan. 3.1.3 Priority Tax Claims. In full satisfaction of such Claims, Holders of Allowed Priority Tax Claims shall be paid by the Post-Effective Date Debtors, at the Post-Effective Date Debtors’ discretion, as follows: (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Tax Claim on the later of the Effective Date or thirty (30) days following the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim; (b) in regular installment payments in Cash over a period not exceeding five (5) years after the Petition Date, plus interest on the unpaid portion thereof at the rate determined under applicable non-bankruptcy law as of the calendar month in which the Confirmation Date occurs; and (c) such other treatment as to which the Holder of an Allowed Priority Tax Claim and the Post-Effective Date Debtors shall have agreed upon in writing. 3.1.4 U.S. Trustee Fee Claims. All U.S. Trustee Fee Claims shall be paid by the Debtors or Post-Effective Date Debtors, as applicable, as set forth in Section 11.3 of the Plan. 3.1.5 DIP Claims. In full satisfaction of the Allowed DIP Claims, and to the extent not already paid by the Debtors from Sale Proceeds in accordance with the DIP Order, Holders of Allowed DIP Claims shall be paid by the Post-Effective Date Debtors Cash equal to the amount of such Allowed DIP Claims on the Effective Date, unless the Holders of Allowed DIP Claims consent to different treatment with respect to such DIP Claims. Upon satisfaction in full of the DIP Claims, all Liens and security interests granted by the Debtors to secure the DIP Obligations shall be of no further force or effect. 3.1.6 Restructuring Expenses. The Restructuring Expenses incurred, or estimated to be incurred, shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases), without any requirement to file a fee application with the Bankruptcy Court, request for payment of Administrative Claim, or any other pleading or document in the Chapter 11 Cases, without the need for itemized time detail, and without any requirement for Bankruptcy Court review or approval (and in the case of Prepetition 2025 Notes Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 18 of 45

18 Trustee Fees and Expenses, without reduction to recoveries on account of any Allowed Prepetition 2025 Notes Claims). All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date, and such estimates shall be delivered to the Debtors at least one (1) Business Day before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. After the Effective Date, the Post-Effective Date Debtors or the Plan Administrator, as applicable, shall continue to pay, when due and payable in the ordinary course, the reasonable and documented fees, expenses, and disbursements of the Required Consenting Lenders, the Prepetition Trustee and Collateral Agent, and the Prepetition 2025 Notes Trustee arising directly out of the implementation of the Plan and consummation thereof without any requirement for review or approval by the Bankruptcy Court or for any party to File a fee application with the Bankruptcy Court. From and after the Effective Date, the Debtors, the Post-Effective Date Debtors, or the Plan Administrator, as applicable, shall pay in full in Cash all reasonable and documented Prepetition 2025 Notes Trustee Fees and Expenses and Prepetition Trustee and Collateral Agent Fees and Expenses incurred in connection with the cancellation and discharge of the 2025 Indenture Documents and the Prepetition First Lien Notes Documents, as applicable, without any requirement to File any proof of claim, request for payment of Administrative Claim, fee application or any other pleading or document in the Chapter 11 Cases, or to provide itemized time details, without reduction to recoveries on account of any of the Allowed Claims associated with such documents, and without any requirement for Bankruptcy Court review or approval. 3.2 Unimpaired Classes of Claims. 3.2.1 Class 1: Prepetition First Lien Secured Claims. On, or as soon as reasonably practicable after, the Effective Date, and to the extent not already paid in full in Cash by the Debtors from Sale Proceeds in accordance with the DIP Order and the Sale Order, the Holders of the Allowed Prepetition First Lien Secured Claims shall receive from the Post-Effective Date Debtors Cash in the amount of the Prepetition First Lien Secured Claims. Upon satisfaction in full of the Prepetition First Lien Secured Claims, all Liens and security interests granted by the Debtors to secure the DIP Obligations and the obligations under the Prepetition First Lien Notes Documents shall be of no further force or effect. Class 1 is Unimpaired, and therefore Holders of the Prepetition First Lien Secured Claims are conclusively presumed to have accepted the Plan. 3.2.2 Class 2: Other Secured Claims. On, or as soon as reasonably practicable after, the later of (i) the Effective Date and (ii) thirty (30) days following the date on which an Other Secured Claim becomes an Allowed Other Secured Claim, the Holder of such Allowed Other Secured Claim shall receive from the Post-Effective Date Debtors, at the discretion of the Post-Effective Date Debtors, in full satisfaction of such Allowed Other Secured Claim, (a) Cash equal to the value of such Claim, plus postpetition interest thereon from the Petition Date through and including the date of satisfaction in full in Cash at the non-default contract rate or the Federal Judgment Rate, as applicable; (b) the return of the Holder’s Collateral securing such Claim; or (c) such other less favorable treatment as to which such Holder and the Post-Effective Date Debtors shall have agreed upon in writing. Upon satisfaction in full of the Other Secured Claims, all Liens and security interests granted by the Debtors to secure the Other Secured Claims shall be of no further force or Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 19 of 45

19 effect. Class 2 is Unimpaired, and therefore Holders of Other Secured Claims are conclusively presumed to have accepted the Plan. 3.2.3 Class 3: Priority Non-Tax Claims. On, or as soon as reasonably practicable after, the later of (i) the Effective Date and (ii) thirty (30) days following the date on which a Priority Non- Tax Claim becomes an Allowed Priority Non-Tax Claim, the Holder of such Allowed Priority Non-Tax Claim shall receive from the Post-Effective Date Debtors, in full satisfaction of such Allowed Priority Non-Tax Claim, either (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Non-Tax Claim, plus postpetition interest thereon from the Petition Date through and including the date of satisfaction in full in Cash at the non-default contract rate or the Federal Judgment Rate, as applicable; or (b) such other less favorable treatment as to which such Holder and the Post-Effective Date Debtors shall have agreed upon in writing. Class 3 is Unimpaired, and therefore Holders of Priority Non-Tax Claims are conclusively presumed to have accepted the Plan. 3.2.4 Class 4: General Unsecured Claims. On, or as soon as reasonably practicable after, the Effective Date, the Holders of Allowed General Unsecured Claims shall receive from the Post- Effective Date Debtors, in full satisfaction of such Allowed General Unsecured Claims, and with respect to Distributions on account of the Prepetition 2025 Notes Claims, subject to the right of the Prepetition 2025 Notes Trustee to assert its Prepetition 2025 Notes Trustee Charging Lien against such Distributions in accordance with the 2025 Indenture and with respect to Distributions on account of the Prepetition Noteholder Claims, subject to the right of the Prepetition Trustee and Collateral Agent to assert its charging lien against such Distributions in accordance with the 2026 Indenture, (i) Cash equal to the unpaid portion of the Face Amount of such Allowed General Unsecured Claims, including postpetition interest thereon from the Petition Date through and including the date of satisfaction in full in Cash; or (ii) such other less favorable treatment as to which such Holders and the Post-Effective Date Debtors shall have agreed upon in writing. Except to the extent provided in section 506(b) of the Bankruptcy Code, the Plan, the DIP Order, the Confirmation Order, any applicable executory contract or unexpired lease, or unless otherwise agreed by the Debtors or Post-Effective Date Debtors, as applicable, postpetition interest shall accrue on Allowed General Unsecured Claims from and after the Petition Date through and including the date of satisfaction in full in Cash at the Federal Judgment Rate; provided, however, to the extent postpetition interest is due and owing with respect to Rejection Claims, postpetition interest shall accrue at the non-default contract rate or the Federal Judgment Rate, as applicable. Class 4 is Unimpaired, and therefore Holders of General Unsecured Claims are conclusively presumed to have accepted the Plan. 3.3 Impaired/Voting Class of Claims. 3.3.1 Class 5: Prepetition Noteholder Unsecured Subordinated Claims. On, or as soon as reasonably practicable after, the Effective Date, each Holder of the Allowed Prepetition Noteholder Unsecured Subordinated Claims shall receive from the Post-Effective Date Debtors, in full satisfaction of such Allowed Prepetition Noteholder Unsecured Subordinated Claims, either (i) its Pro Rata share of $42,500,000.00, plus postpetition interest thereon from the Petition Date through and including the date of satisfaction in full in Cash at the contract rate of 6.95%, which shall be satisfied from Distributable Proceeds; or (ii) such other less favorable treatment as to which such Holders and the Post-Effective Date Debtors shall have agreed upon in writing. The Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 20 of 45

20 Allowed Prepetition Noteholder Unsecured Subordinated Claims shall be consensually subordinated to recoveries on account of all Allowed General Unsecured Claims, including the payment of postpetition interest thereon, if applicable. For the avoidance of doubt, no payments may be made on account of Prepetition Noteholder Unsecured Subordinated Claims until postpetition interest has been paid or reserved in full on all Allowed General Unsecured Claims. Class 5 is Impaired, and therefore Holders of Prepetition Noteholder Unsecured Subordinated Claims are entitled to vote on the Plan. 3.4 Impaired/Non-Voting Classes of Claims and Interests. 3.4.1 Class 6: Intercompany Claims. On the Effective Date, except to the extent that a Holder of an Allowed Intercompany Claim and the Debtor against which such Allowed Intercompany Claim is asserted agree to less favorable treatment for such Holder, each Holder of an Allowed Intercompany Claim shall receive no distribution under the Plan, and all Intercompany Claims existing as of the Effective Date shall be extinguished, cancelled, or waived as of the Effective Date. Class 6 is deemed to have rejected the Plan, and therefore Holders of Intercompany Claims are not entitled to vote on the Plan. 3.4.2 Class 7: Other Subordinated Claims. On the Effective Date, Holders of Other Subordinated Claims shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan on account of such Other Subordinated Claims. Notwithstanding the foregoing, in the event that there are Distributable Proceeds remaining after satisfaction in full of all Allowed Claims in Classes 1, 2, 3, 4, 5, and 6, each Holder of Other Subordinated Claims shall receive (i) Cash equal to its Allowed Other Subordinated Claim, plus postpetition interest thereon from the Petition Date through and including the date of satisfaction in full in Cash at the Federal Judgment Rate; or (ii) in the event the Distributable Proceeds are not sufficient to pay each Allowed Other Subordinated Claim in full, in Cash, its Pro Rata share of the remaining available Distributable Proceeds. Class 7 is deemed to have rejected the Plan, and therefore Holders of Other Subordinated Claims are not entitled to vote on the Plan. 3.4.3 Class 8: Interests. As of the Effective Date, Holders of Interests shall not be entitled to, and shall not receive or retain any property or interest in property under the Plan on account of such Interests, and all Interests of any kind shall be deemed cancelled, released, and extinguished and shall be of no further force or effect. Notwithstanding the foregoing, in the event that there are Distributable Proceeds remaining after satisfaction in full of all Allowed Claims in Classes 1, 2, 3, 4, 5, 6, and 7, each Holder of vested and in-the-money (in respect of Interests that have such provisions) Interests, as of the Effective Date, shall receive its pro rata share of the remaining available Distributable Proceeds. With respect to any such Distribution to Holders of Interests, each Holder’s pro rata share shall be calculated (i) based on the number of shares of common stock underlying such Holder’s Interests, in proportion to the aggregate number of shares of common stock of the Debtors that are issued and outstanding as of the Effective Date, in each case on a fully diluted basis; or (ii) as otherwise determined by the Plan Administrator, and in the case of either (i) or (ii), net of any withholding taxes, any exercise price payable, and other costs to acquire Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 21 of 45

21 the underlying shares of common stock or equity securities. Class 8 is deemed to have rejected the Plan, and therefore Holders of Interests are not entitled to vote on the Plan. ARTICLE IV ACCEPTANCE OR REJECTION OF THE PLAN 4.1 Impaired Classes of Claims Entitled to Vote. Only the votes of Holders of Claims in Class 5 (Prepetition Noteholder Unsecured Subordinated Claims) shall be solicited with respect to the Plan. 4.2 Acceptance by an Impaired Class. In accordance with section 1126(c) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, Class 5 shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds (⅔) in dollar amount and more than one-half (½) in number of the Claims allowed for purposes of Plan voting pursuant to the Disclosure Statement Order that have timely and properly voted to accept or reject the Plan. 4.3 Presumed Acceptances by Unimpaired Classes. Class 1 (Prepetition First Lien Secured Claims), Class 2 (Other Secured Claims), Class 3 (Priority Non-Tax Claims), and Class 4 (General Unsecured Claims) are Unimpaired under the Plan. Under section 1126(f) of the Bankruptcy Code, the Holders of Claims in such Unimpaired Classes are conclusively presumed to have accepted the Plan, and therefore the votes of the Holders of such Claims shall not be solicited. 4.4 Impaired Classes Deemed to Reject Plan. Holders of Class 6 (Intercompany Claims), Class 7 (Other Subordinated Claims), and Class 8 (Interests) are not entitled to receive or retain any property or interests in property under the Plan. Under section 1126(g) of the Bankruptcy Code, such Holders are deemed to have rejected the Plan, and therefore the votes of such Holders shall not be solicited. 4.5 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. Because Impaired Classes are deemed to have rejected the Plan, the Debtors will request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke or withdraw (in consultation with the Committee and the Required Consenting Noteholders) the Plan, the Plan Supplement, or any schedule or exhibit, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary; provided, however, that the Debtors shall obtain the consent of the Committee and the Required Consenting Lenders with respect to any material alterations, amendments, or modifications of the Plan, the Plan Supplement, or any schedule or exhibit. 4.6 Elimination of Vacant Classes. Any Class of Claims that does not contain, as of the date of the commencement of the Confirmation Hearing, a Holder of a Claim or Interest allowed for purposes of Plan voting pursuant to the Disclosure Statement Order shall be deemed eliminated from the Plan for purposes of determining acceptance of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code. Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 22 of 45

22 ARTICLE V IMPLEMENTATION OF THE PLAN AND THE PLAN ADMINISTRATOR 5.1 Implementation of the Plan. The Plan will be implemented by, among other things, the appointment of the Plan Administrator and the making of Distributions from the Assets, including, without limitation, all Cash and Sale Proceeds, by the Post-Effective Date Debtors in accordance with the Plan and the Plan Administrator Agreement. Except as otherwise provided in the Plan, on and after the Effective Date, all Assets of the Estate, including all claims, rights, Retained Causes of Action and any property acquired by the Debtors under or in connection with the Plan, shall vest in the Post-Effective Date Debtors, free and clear of all Claims, Liens, charges, other encumbrances and Interests. All matters provided for in the Plan involving the corporate structure of the Debtors, and any corporate actions required by the Debtors in connection therewith, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security holders, directors, managers, authorized persons, or officers of the Debtors or Plan Administrator. 5.2 The Debtors’ Post-Effective Date Corporate Affairs. 5.2.1 Debtors’ Directors, Officers, and Managers. On the Effective Date, the Debtors’ directors, officers, and managers, as applicable, shall be terminated automatically without the need for any corporate action or approval and without the need for any corporate filings, and shall have no continuing obligations to the Debtors following the occurrence of the Effective Date. Any Claim or other right to indemnification, reimbursement or contribution by the Debtors’ directors, officers, or managers pursuant to charter, by-laws, contract, or otherwise against the Debtors or the Estates, shall be satisfied solely from the proceeds of any applicable directors and officers insurance policy, or similar policy providing coverage to the Debtors’ directors, officers, and managers, which policies shall survive the Effective Date, and which Claims or rights shall not be satisfied from any other assets of the Post-Effective Date Debtors or any proceeds thereof. 5.3 Dissolution of the Debtors. As of the Effective Date, the Plan Administrator and the Plan Administrator Oversight Committee shall act as the sole director, officer, manager, or member, as applicable, of the Post-Effective Date Debtors with respect to their affairs. Subject in all respects to the terms of the Plan and the Plan Administrator Agreement and the authority of the Plan Administrator Oversight Committee, the Plan Administrator shall have the power and authority to take any action necessary with respect to the Wind-Down, and shall be authorized to (i) file a certificate of dissolution for any of the Debtors, together with all other necessary corporate and company documents, to effect the dissolution of the Debtors under the applicable laws of the applicable state(s) of formation, and (ii) complete and file all final or otherwise required federal, state, and local tax returns and shall pay taxes required to be paid for any of the Debtors. Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 23 of 45

23 5.4 Plan Administrator. 5.4.1 Appointment; Duties. The identity of the Persons who initially will serve as the Plan Administrator and the Plan Administrator Oversight Committee shall be disclosed in the Plan Supplement. The identity of the Plan Administrator shall be reasonably acceptable to the Debtors, the Required Consenting Lenders, and the Committee. The Plan Administrator shall be subject to the oversight of the Plan Administrator Oversight Committee, to the extent applicable and in accordance with the Plan Administrator Agreement. 5.4.2 Plan Administrator Agreement. (a) Plan Administrator as a Fiduciary. The Plan Administrator and the Plan Administrator Oversight Committee shall be fiduciaries of the Debtors’ Estates and the Post-Effective Date Debtors. (b) Provisions of the Plan Administrator Agreement and Confirmation Order. The Plan Administrator Agreement and the Confirmation Order shall provide that: (i) the Plan Administrator and the Plan Administrator Oversight Committee shall have no duties until the occurrence of the Effective Date, and on and after the Effective Date shall be a fiduciary of the Post-Effective Date Debtors and their Estates; and (ii) if the Plan is withdrawn or otherwise abandoned prior to the occurrence of the Effective Date, the Plan Administrator, the Plan Administrator position, and the Plan Administrator Oversight Committee shall thereafter be dissolved. 5.4.3 Powers and Duties of Plan Administrator. (a) General Powers and Duties. From and after the Effective Date, pursuant to the terms and provisions of the Plan and the Plan Administrator Agreement, and subject to the oversight of the Plan Administrator Oversight Committee, the Plan Administrator shall be empowered and directed to: (i) take all steps and execute all instruments and documents necessary to make Distributions to Holders of Allowed Claims and to perform the duties assigned to the Plan Administrator under the Plan or the Plan Administrator Agreement; (ii) comply with the Plan and the obligations hereunder; (iii) employ, retain, or replace professionals to represent him or her with respect to his or her responsibilities; (iv) object to Claims as provided in the Plan, and prosecute such objections; (v) compromise and settle any issue or dispute regarding the amount, validity, priority, treatment, or allowance of any Claim or Interest; (vi) establish, replenish, or release any reserves as provided in the Plan, as applicable; (vii) exercise such other powers as may be vested in the Plan Administrator pursuant to the Plan, the Plan Administrator Agreement, or any other order of the Bankruptcy Court, including the Confirmation Order, or otherwise act on behalf of and for the Debtors and the Post-Effective Date Debtors from and after the Effective Date; (viii) file applicable tax returns for the Debtors or Post-Effective Date Debtors, as applicable; (ix) liquidate any of the remaining Assets; and (x) prosecute, compromise, resolve, or withdraw any of the Retained Causes of Action. The Plan Administrator may, without the need for further Bankruptcy Court approval, retain legal counsel and financial advisors to advise him or her in the Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 24 of 45

24 performance of his or her duties, which counsel and advisors (for the avoidance of doubt) may be counsel and advisors for the Debtors and/or the Committee. (b) Distributions. Pursuant to the terms and provisions of the Plan and the Plan Administrator Agreement, the Plan Administrator shall make the Distributions required under the Plan. 5.4.4 Compensation of the Plan Administrator. The Plan Administrator and the Plan Administrator Professionals shall be compensated as set forth in the Plan Administrator Agreement. The Plan Administrator shall fully comply with the terms, conditions, and rights set forth in the Plan, the Confirmation Order, and the Plan Administrator Agreement. Neither the Plan Administrator nor the Plan Administrator Professionals shall be required to file a fee application to receive compensation. Subject to the terms of the Plan and the Plan Administrator Agreement, all reasonable and documented expenses of the Plan Administrator and the Plan Administrator Oversight Committee, as applicable, shall be paid from the Wind-Down Reserve, and the Plan Administrator and the Plan Administrator Oversight Committee may, in the ordinary course of business and without the necessity for any application to, or approval of, the Bankruptcy Court, subject to the provisions of the Plan Administrator Agreement and the authority of the Plan Administrator Oversight Committee, pay any accrued but unpaid reasonable and documented expenses of the Plan Administrator and the Plan Administrator Oversight Committee from the Wind-Down Reserve; provided, however, that in no event shall the Post-Effective Date Debtors or the Plan Administrator, as applicable, be required to pay, reimburse, or otherwise satisfy the expenses of the Plan Administrator Oversight Committee in excess of $50,000. 5.4.5 Indemnification of the Plan Administrator and Related Parties. The Post-Effective Date Debtors shall indemnify and hold harmless the Indemnified Parties with respect to any and all liabilities, losses, damages, claims, costs, and expenses arising out of or due to their post-Effective Date actions or omissions, or consequences of such actions or omissions, taken in connection with the Plan, the Plan Administrator Agreement, and the Confirmation Order, other than acts or omissions, or consequences of such post-Effective Date actions or omissions, resulting from an Indemnified Party’s bad faith, willful misconduct (including, without limitation, actual fraud) or gross negligence. To the extent that an Indemnified Party asserts a claim for indemnification as provided above, (i) any payment on account of such claim shall be paid solely from the Estates; and (ii) the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the asserted right of indemnification shall be advanced to such Indemnified Party (and such Indemnified Party undertakes to repay such amounts if it ultimately shall be determined that such Indemnified Party is not entitled to be indemnified therefore) out of the Estates or any insurance. The indemnification provisions of the Plan Administrator Agreement shall remain available to and be binding upon any former Plan Administrator or the estate of any decedent of the Plan Administrator and shall survive the termination of the Plan Administrator Agreement. 5.4.6 Insurance. The Plan Administrator shall be authorized, in the Plan Administrator’s reasonable discretion, to obtain and pay for, out of the funds of the Estates, all reasonably necessary insurance coverage for (i) the Plan Administrator and the Plan Administrator’s agents, Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 25 of 45

25 representatives, employees, or independent contractors; (ii) the Post-Effective Date Debtors; and (iii) the Plan Administrator Oversight Committee. Insurance coverage may include, but not be limited to, coverage with respect to: (x) any property that is or may in the future become the property of the Debtors or their Estates; and (y) the liabilities, duties, and obligations of the Plan Administrator and his or her agents, representatives, employees, or independent contractors under the Plan Administrator Agreement, the latter of which insurance coverage may remain in effect for a reasonable period of time as determined by the Plan Administrator after the termination of the Plan Administrator Agreement. 5.4.7 Preservation of Retained Causes of Action. The Post-Effective Date Debtors shall retain all Retained Causes of Action and nothing contained in the Plan or the Confirmation Order shall be deemed to be a release, waiver, or relinquishment of any such Retained Causes of Action. The Post-Effective Date Debtors or the Plan Administrator, as applicable, shall have, retain, reserve, and be entitled to assert all such Retained Causes of Action as fully as if these Chapter 11 Cases had not been commenced, and all of the Post-Effective Date Debtors’ legal and equitable rights respecting any Claim that are not specifically waived or relinquished by the Plan, the Confirmation Order, or any Final Order (including settlement or other agreements authorized thereby) may be asserted after the Effective Date to the same extent as if these Chapter 11 Cases had not been commenced. 5.5 Funding of Reserves. 5.5.1 Professional Fee Reserve. On or prior to the Effective Date, the Debtors or Plan Administrator, as applicable, shall establish the Professional Fee Reserve as set forth in Section 11.2 of the Plan. 5.5.2 Wind-Down Reserve. On or prior to the Effective Date, the Debtors or Plan Administrator, as applicable, shall establish and fund the Wind-Down Reserve. The Wind-Down Reserve shall be used by the Plan Administrator to satisfy the costs of the Wind-Down, subject to the Plan and the Plan Administrator Agreement. Any Cash remaining in the Wind-Down Reserve after payment in full of the costs of the wind-down shall be available for Distribution under the Plan. 5.6 Substantive Consolidation for Plan Purposes Only. Except as otherwise provided in the Plan, the Debtors shall continue to maintain their separate corporate existences after the Effective Date for all purposes, other than the treatment of Claims, Interests, and Distributions under the Plan. Except as expressly provided in the Plan (or as otherwise ordered by the Bankruptcy Court), on the Effective Date for purposes of voting to accept or reject the Plan and Distributions: (i) the Assets and liabilities of the Debtors shall be deemed merged or treated as though they were merged into and with the Assets and liabilities of Debtor NanoString Technologies, Inc.; (ii) all guaranties of the Debtors of the obligations of any other Debtor shall be deemed eliminated and extinguished so that any Claim against any Debtor, and any guarantee thereof executed by any Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of Debtor NanoString Technologies, Inc.; (iii) each and every Claim filed or to be filed in any of these Chapter 11 Cases shall be treated as filed against the consolidated Debtors and shall be treated as one Claim against and obligation of NanoString Technologies, Inc.; (iv) all Intercompany Claims shall be extinguished, cancelled, or waived, in the applicable Debtor’s discretion (in consultation with the Committee and the Required Consenting Lenders), unless otherwise agreed to by the Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 26 of 45

26 Debtors and the Buyer in connection with the APA (in consultation with the Committee and the Required Consenting Lenders), and Holders of Intercompany Claims shall not receive any Distributions or retain any property pursuant to the Plan on account of such Intercompany Claims; and (v) for purposes of determining the availability of the right of setoff under section 553 of the Bankruptcy Code, the Debtors shall be treated as one entity, NanoString Technologies, Inc., so that, subject to the other provisions of section 553 of the Bankruptcy Code, debts due to any of the Debtors may be set off against the debts of any of the other Debtors. Such substantive consolidation shall not (other than for purposes relating to the Plan) affect the legal and corporate structures of the Post-Effective Date Debtors. Moreover, such substantive consolidation shall not affect any subordination provisions set forth in any agreement relating to any Claim or Interest or the ability of the Post-Effective Date Debtors to seek to have any Claim or Interest subordinated in accordance with any contractual rights or equitable principles. Notwithstanding anything in this section to the contrary, all U.S. Trustee Fees shall be calculated on a separate legal entity basis for each Debtor or Post-Effective Date Debtor, as applicable. 5.7 Cancellation of Securities and Agreements. On the Effective Date, except as otherwise provided in the Plan, the Confirmation Order, or any agreement, instrument or other document entered into in connection with or pursuant to the Plan, all prepetition credit agreements, indentures, security agreements, intercreditor agreements, notes, instruments, certificates, and other documents evidencing, or in any way related to, Claims or Interests shall be deemed cancelled and surrendered without further action or approval of the Bankruptcy Court or any Holder of a Claim or Interest, and the obligations of the Debtors or Post-Effective Date Debtors, as applicable, thereunder or in any way related thereto shall be deemed satisfied in full, released, and discharged, and any trustees and agents, and their respective successors and assigns with obligations under such agreements, instruments, or other documents shall each be automatically and fully released and discharged of and from all duties and obligations thereunder; provided, that, notwithstanding such cancellation, satisfaction, release, and discharge, anything to the contrary contained in the Plan or Confirmation Order, Confirmation, or the occurrence of the Effective Date, the 2025 Indenture Documents shall continue in effect solely for the purposes of preserving the rights, remedies, indemnities, powers, protections, and exculpations of the Prepetition 2025 Notes Trustee pursuant to the terms of the 2025 Indenture Documents, including, without limitation, the Prepetition 2025 Notes Trustee Charging Lien; and provided, further, that the cancellation of the 2026 Indenture, the other Prepetition First Lien Notes Documents, and the 2025 Indenture Documents shall not impair (i) the rights of the Holders of Prepetition Noteholder Claims and the Prepetition 2025 Notes Claims to receive Distributions; (ii) the rights of the Prepetition Trustee and Collateral Agent and the Prepetition 2025 Notes Trustee to receive and make post-Effective Date Distributions or take such other action pursuant to the Plan on account of such Claims and to otherwise exercise their rights and discharge their obligations relating to the interests of the Holders of such Claims; (iii) the rights of Holders of Prepetition First Lien Notes or Prepetition 2025 Notes Claims, the Prepetition Trustee and Collateral Agent, and the Prepetition 2025 Notes Trustee under the Plan; (iv) the rights of the Prepetition Trustee and Collateral Agent and Prepetition 2025 Notes Trustee to payment of amounts due to them under the Prepetition First Lien Notes Documents, the 2025 Indenture Documents, or the Plan, including the enforcement of the Prepetition Trustee and Collateral Agent’s charging lien and the Prepetition 2025 Notes Trustee Charging Lien; (v) the Debtors’ indemnification obligations to the Prepetition Trustee and Collateral Agent under the 2026 Indenture and other Prepetition First Lien Notes Documents, which obligations expressly survive termination of the Prepetition First Lien Notes and the 2026 Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 27 of 45

27 Indenture; (vi) the rights of Prepetition Trustee and Collateral Agent and the Prepetition 2025 Notes Trustee to appear in these Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court; and (vii) the rights of the Prepetition Trustee and Collateral Agent and the Prepetition 2025 Notes Trustee to perform and seek compensation and reimbursement for any function necessary to effectuate the foregoing. Upon the satisfaction in full in Cash of the DIP Obligations and Prepetition First Lien Secured Claims, each of the DIP Agent and the Prepetition Trustee and Collateral Agent are authorized and directed to execute and deliver such release documents reasonably requested by the Debtors to evidence the release of the security interest with respect to the DIP Obligations and the obligations under the Prepetition First Lien Notes Documents, as applicable. As a condition precedent to receiving any Distribution any Holder shall be deemed to have surrendered any respective notes and other documentation underlying its Allowed Claim, and all such surrendered notes and other documentation shall be deemed to be cancelled pursuant to this section, except to the extent otherwise provided herein. ARTICLE VI EXECUTORY CONTRACTS AND UNEXPIRED LEASES 6.1 Executory Contracts and Unexpired Leases. Subject to the occurrence of the Effective Date, all executory contracts and unexpired leases of the Debtors that have not been assumed, assumed and assigned, or rejected prior to the Effective Date, or are not subject to a motion to assume or reject Filed before the Effective Date, shall be deemed rejected pursuant to the Confirmation Order, as of the Effective Date, unless such executory contract: (i) is a contract, release, or other agreement or document entered into postpetition in connection with the Disclosure Statement or Plan; (ii) is a directors and officers insurance policy; or (iii) is identified for assumption on the assumption schedule included in the Plan Supplement. Any Creditor asserting a Rejection Claim shall File a proof of claim with the Debtors’ claims and noticing agent, Kroll Restructuring Administration LLC (i) electronically, through the online Proof of Claim Form available at https://cases.ra.kroll.com/NanoString or (ii) by First-Class Mail, Hand Delivery, or Overnight Mail at the applicable address below, by the Rejection Bar Date unless extended in writing by the Plan Administrator or the Post-Effective Date Debtors, as applicable, or otherwise ordered by the Bankruptcy Court. If by First-Class Mail: NanoString Technologies, Inc. Claims Processing Center c/o Kroll Restructuring Administration LLC P.O. Box 4850 Grand Central Station New York, NY 10163 If by Hand Delivery or Overnight Courier: NanoString Technologies, Inc. Claims Processing Center c/o Kroll Restructuring Administration LLC 850 3rd Avenue, Suite 412 Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 28 of 45

28 Brooklyn, NY 11232 6.2 Rejection Claims. Unless otherwise provided by an order of the Bankruptcy Court, any Rejection Claims arising from the Plan that are not timely Filed pursuant to Section 6.1 of the Plan shall be forever disallowed and barred. If one or more Rejection Claims are timely Filed pursuant to Section 6.1 of the Plan, the Post-Effective Date Debtors may File an objection to any Rejection Claim on or prior to the Claim Objection Deadline. ARTICLE VII PROVISIONS GOVERNING DISTRIBUTIONS 7.1 [Reserved]. 7.2 Distributions by Post-Effective Date Debtors. The Plan Administrator or its designee, on behalf of the Post-Effective Date Debtors, shall serve as the disbursing agent under the Plan with respect to Distributions to Holders of Allowed Claims and Interests (provided that the Plan Administrator on behalf of the Post-Effective Date Debtors may hire professionals or consultants to assist with making Distributions); provided, that all distributions on account of Allowed Prepetition 2025 Notes Claims shall be made to, or at the direction of, the Prepetition 2025 Notes Trustee, and the Prepetition 2025 Notes Trustee shall hold or direct such distributions for the benefit of the Holders of Allowed Prepetition 2025 Notes Claims in accordance with the 2025 Indenture. The Post-Effective Date Debtors shall make all Distributions required to be made to such Holders of Allowed Claims and Interests pursuant to the Plan, the Confirmation Order, and the Plan Administrator Agreement. The Post-Effective Date Debtors shall not be required to give any bond or surety or other security for the performance of the Plan Administrator’s duties as disbursing agent unless otherwise ordered by the Bankruptcy Court. 7.3 Distributions for Claims Allowed as of the Effective Date. Except as otherwise provided herein or as ordered by the Bankruptcy Court, all Distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Effective Date or as soon as reasonably practicable thereafter by the Post-Effective Date Debtors. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to the terms and conditions of the Plan and the Plan Administrator Agreement. No Distribution shall be made on account of, without limitation, any Claim or portion thereof that (i) has been satisfied after the Petition Date; (ii) is listed in the schedules as contingent, unliquidated, disputed or in a zero amount, and for which a proof of claim has not been timely filed; or (iii) is evidenced by a proof of claim that has been amended by a subsequently filed proof of claim. 7.4 Means of Cash Payment. (a) Cash payments under the Plan shall be made, at the option, and in the sole discretion, of the Post-Effective Date Debtors, by wire, check, or such other method as the Post-Effective Date Debtors deem appropriate under the circumstances. Cash payments to foreign creditors may be made, at the option, and in the sole discretion, of the Post-Effective Date Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to the Plan in the form of checks issued by the Post-Effective Date Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 29 of 45

29 Debtors shall be null and void if not cashed within ninety (90) days of the date of the issuance thereof. Requests for reissuance of any check within ninety (90) days of the date of the issuance thereof shall be made directly to the Post-Effective Date Debtors. (b) For purposes of effectuating Distributions under the Plan, any Claim denominated in foreign currency shall be converted to U.S. Dollars pursuant to the applicable published exchange rate in effect on the Petition Date. 7.5 Fractional Distributions. Notwithstanding anything in the Plan to the contrary, no payment of fractional cents shall be made pursuant to the Plan. Whenever any payment of a fraction of a cent under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding of such fraction to the nearest whole penny (up or down), with half cents or more being rounded up and fractions less than half of a cent being rounded down. 7.6 De Minimis Distributions. Notwithstanding anything to the contrary contained in the Plan, the Post-Effective Date Debtors shall not be required to distribute Cash or other property to the Holder of any Allowed Claim or Interest if the amount of Cash or other property to be distributed on account of such Claim or Interest is less than $25. Any Holder of an Allowed Claim or Interest on account of which the amount of Cash or other property to be distributed is less than $25 shall be forever barred from asserting such Claim or Interest against the Estates. 7.7 Delivery of Distributions. All Distributions to Holders of Allowed Claims shall be made at the addresses of such Holders as set forth in the claims register maintained in these Chapter 11 Cases (subject to, after the Effective Date, a change of address notification provided by a Holder in a manner reasonably acceptable to the Post-Effective Date Debtors) or, in the absence of a filed proof of claim, the Schedules. If a Distribution is returned as undeliverable, the Post-Effective Date Debtors shall use reasonable efforts to determine such Holder’s then-current address, but shall have no affirmative obligation to locate such current address. If the Post-Effective Date Debtors cannot determine, or is not notified of, a Holder’s then-current address within ninety (90) days after the Effective Date, the Distribution reserved for such Holder shall be deemed an unclaimed Distribution. The responsibility to provide the Post-Effective Date Debtors with a current address of a Holder shall always be the responsibility of such Holder. If the Holder of an Allowed Claim or Interest fails to cash a check payable to it within the time period set forth in Section 7.4(a) of the Plan or fails to complete and return to the Post- Effective Date Debtors the appropriate Form W-8 or Form W-9 within ninety (90) days of the written request by the Post-Effective Date Debtors for the completion and return to it of the appropriate form pursuant to Section 7.8 of the Plan, then such Holder shall be deemed to have forfeited its right to any Distributions from the Estates (or the proceeds thereof) and the Post- Effective Date Debtors. Any unclaimed or forfeited Distributions shall become unrestricted Assets, and shall be redistributed to Holders of Allowed Claims and Interests in accordance with the terms of the Plan after reserving as necessary for payment of expenses of the Plan Administrator and otherwise in Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 30 of 45

30 compliance with the Plan and the Plan Administrator Agreement. In the event the Post-Effective Date Debtors determine, in the Post-Effective Date Debtors’ sole discretion, that any such amounts are too small in total to economically redistribute to the Holders of Allowed Claims and Interests, the Post-Effective Date Debtors may instead donate such amounts to a charitable organization(s), free of any restrictions thereon, notwithstanding any federal or state escheat laws to the contrary. The Post-Effective Date Debtors shall have no obligation to recognize the sale or transfer of any Claim that occurs after the Confirmation Date. Notwithstanding the forgoing, all Distributions on account of the Prepetition Noteholder Claims shall be made to the Prepetition Trustee and Collateral Agent for further distribution in accordance with the terms of the 2026 Indenture and, after effectuating its charging lien, payments will be made to the registered holders of the Prepetition First Lien Notes of record as of the close of business on the Confirmation Date. Distributions to record holders of Prepetition First Lien Notes shall be subject to any reduction by the Prepetition Trustee and Collateral Agent for fees or other amounts which may be deducted by such Prepetition Trustee and Collateral Agent as a result of its charging lien under the 2026 Indenture. Notwithstanding the foregoing, any distributions of Cash on account of Allowed Prepetition 2025 Notes Claims shall be made to the Prepetition 2025 Notes Trustee, and the Prepetition 2025 Notes Trustee shall hold or direct such distributions for the benefit of the Holders of Allowed Prepetition 2025 Notes Claims. At the expense of the Debtors or the Post-Effective Date Debtors, the Prepetition 2025 Notes Trustee shall arrange to deliver such Cash distributions to, or on behalf of, the respective Holders of such Allowed Prepetition 2025 Notes Claims (subject to the Prepetition 2025 Notes Trustee Charging Lien). The Prepetition 2025 Notes Trustee shall not incur any liability whatsoever on account of any distributions under the Plan, except for its own gross negligence or willful misconduct as determined by a final, nonappealable order of a court of competent jurisdiction. Notwithstanding any policies, practices, or procedures of DTC or any other applicable clearing system, DTC and all other applicable clearing systems shall cooperate with and take all actions reasonably requested by the Plan Administrator or the trustees under the 2025 Indenture and the 2026 Indenture, including the Prepetition 2025 Notes Trustee and the Prepetition Trustee and Collateral Agent, to facilitate Distributions without requiring that such Distributions be characterized as repayments of principal or interest. Neither the Plan Administrator nor the trustees under the 2025 Indenture and the 2026 Indenture, including the Prepetition 2025 Notes Trustee and the Prepetition Trustee and Collateral Agent, shall be required to provide indemnification or other security to DTC in connection with any Distributions through the facilities of DTC. In the event that, notwithstanding the Debtors’ good faith efforts, any of the Plan consideration to be distributed is not approved to be eligible for distribution through DTC as of the Effective Date, then the Debtors, trustees under the 2025 Indenture and 2026 Indenture, including the Prepetition 2025 Notes Trustee and the Prepetition Trustee and Collateral Agent, and any other applicable agent or trustee shall confer regarding a methodology of distribution consistent with the terms of the Plan, 2025 Indenture, and the 2026 Indenture. For the avoidance of doubt, no distribution record date shall apply to the 2025 Notes, the Prepetition First Lien Notes, or any securities of the Debtors deposited with DTC, the holders of which shall receive a distribution in accordance with the customary procedures of DTC. Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 31 of 45

31 7.8 Withholding, Payment, and Reporting Requirements with Respect to Distributions. All Distributions under the Plan shall, to the extent applicable, comply with all tax withholding, payment and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all Distributions shall be subject to any such withholding, payment, and reporting requirements. The Post-Effective Date Debtors shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding, payment and reporting requirements. The Post-Effective Date Debtors may require, in the Post-Effective Date Debtors’ sole and absolute discretion and as a condition to the receipt of any Distribution, that the Holder of an Allowed Claim or Interest complete and return to the Post-Effective Date Debtors the appropriate Form W-8 or Form W-9, as applicable. Notwithstanding any other provision of the Plan, (a) each Holder of an Allowed Claim or Interest that is to receive a Distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such Distribution, and including, in the case of any Holder of a Disputed Claim or Interest that has become an Allowed Claim or Interest, any tax obligation that would be imposed upon the Estates in connection with such Distribution; and (b) no Distribution shall be made to or on behalf of such Holder pursuant to the Plan, unless and until such Holder has made arrangements reasonably satisfactory to the Post-Effective Date Debtors for the payment and satisfaction of such withholding tax obligations or such tax obligation that would be imposed upon the Estates in connection with such Distribution. 7.9 No Distribution in Excess of Allowed Amounts. Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim or Interest shall receive in respect of such Claim or Interest any Distribution of a value as of the Effective Date in excess of the Allowed amount of such Claim or Interest. 7.10 Allocation of Distributions. All Distributions received under the Plan by Holders of Claims shall be deemed to be allocated first to the principal amount of such Claim as determined for United States federal income tax purposes and then to accrued interest, if any, with respect to such Claim. 7.11 Distributions to Holders of Interests. To the extent there are Distributable Proceeds remaining after payment in full (including postpetition interest, as applicable) of Allowed Claims in Classes 1, 2, 3, 4, 5, 6, and 7, and the Plan Administrator determines, in its reasonable business judgment, that a Distribution to Allowed Class 8 Interests is not economically feasible, the Plan Administrator may donate any undistributed funds to one or more charities selected by the Plan Administrator; provided, however, that any charity selected shall not be affiliated with or connected to the Plan Administrator or the Post-Effective Date Debtors. ARTICLE VIII PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND DISTRIBUTIONS WITH RESPECT THERETO 8.1 Claims Administration Responsibility. Except as otherwise specifically provided in the Plan and the Plan Administrator Agreement, after the Effective Date, the Plan Administrator and Post-Effective Date Debtors shall have the authority (a) to file, withdraw or litigate to judgment Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 32 of 45

32 objections to Claims; (b) to settle, compromise, or Allow any Claim or Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; (c) to amend the Schedules in accordance with the Bankruptcy Code; and (d) to administer and adjust the claims register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. Any agreement entered into by the Post-Effective Date Debtors in accordance with the terms of the Plan and the Confirmation Order with respect to the allowance of any Claim shall be conclusive evidence and a final determination of the Allowance of such Claim. 8.2 Claim Objections. All objections to Claims (other than Administrative Claims and Professional Fee Claims, which Professional Fee Claims shall be governed by Section 11.2 of the Plan) shall be Filed on or before the Claim Objection Deadline, which date may be extended by the Bankruptcy Court upon a motion filed by the Post-Effective Date Debtors on or before the Claim Objection Deadline with notice only to those parties entitled to notice in these Chapter 11 Cases pursuant to Bankruptcy Rule 2002 as of the filing of such motion. The Filing of a motion to extend the Claim Objection Deadline shall automatically extend the Claim Objection Deadline until a final order is entered by the Bankruptcy Court. In the event that such a motion to extend the Claim Objection Deadline is denied, the Claim Objection Deadline shall be the later of the then-current Claim Objection Deadline (as previously extended, if applicable) or thirty (30) days after entry of a Final Order denying the motion to extend the Claim Objection Deadline. 8.3 No Distributions Pending Allowance. Notwithstanding any other provision of the Plan or the Plan Administrator Agreement, no payments or Distributions shall be made with respect to a Disputed Claim, unless and until all objections to such Disputed Claim have been settled, withdrawn, or determined by a Final Order, and the Disputed Claim has become an Allowed Claim. To the extent that a Claim is not a Disputed Claim, but is held by a Holder that is or may be liable to the Debtors or the Post-Effective Date Debtors on account of a Retained Cause of Action, no payments or Distributions shall be made with respect to all or any portion of such Claim, unless and until such Claim and liability have been settled or withdrawn or have been determined by Final Order of the Bankruptcy Court or such other court having jurisdiction over the matter. 8.4 Estimation of Contingent or Unliquidated Claims. The Post-Effective Date Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court so estimates any contingent or unliquidated Claim, that estimated amount shall constitute the Allowed amount of such Claim. All of the Claims objection, estimation, and resolution procedures in Section 8 are cumulative and are not necessarily exclusive of one another. 8.5 Late Claims and Amendments to Claims. On or after the Effective Date, a Claim may not be filed or amended to increase liability or to assert new liabilities without the prior authorization of the Bankruptcy Court or the Post-Effective Date Debtors and any such new or amended Claim filed without prior authorization shall be deemed disallowed in full and expunged without any further action. Any Claims filed after the applicable deadlines in the Bar Date Order Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 33 of 45

33 or the Plan shall be automatically deemed disallowed in full and expunged without further action, unless otherwise ordered by the Bankruptcy Court. ARTICLE IX CONDITIONS PRECEDENT TO THE OCCURRENCE OF THE EFFECTIVE DATE 9.1 Conditions to the Occurrence of the Effective Date. The Effective Date shall not occur and the Plan shall not be consummated unless and until each of the following conditions has been satisfied or duly waived, as applicable, pursuant to Section 9.2 of the Plan: (a) the Bankruptcy Court shall have entered the Confirmation Order, and the Confirmation Order shall have become a Final Order; (b) all funding, actions, documents and agreements necessary to implement and consummate the Plan and the transactions and other matters contemplated thereby shall have been effected or executed, including the funding of the Wind-Down Reserve; (c) the Plan Administrator Agreement shall have been executed, and a Plan Administrator shall have been appointed; (d) the sale of substantially all of the Debtors’ Assets shall have been consummated in accordance with the APA and the Sale Order entered by the Bankruptcy Court in these Chapter 11 Cases; (e) the Professional Fee Reserve shall be funded in Cash pursuant to and in accordance with Sections 5.5.1 and 11.2 of the Plan in an amount agreed to by the Debtors and the Committee or, if there is a dispute concerning the amount of the funding required, in an amount fixed by the Bankruptcy Court; (f) the Debtors shall have sufficient Cash on hand to pay in full, or reserve for, the projected Allowed Administrative Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Other Secured Claims, U.S. Trustee Fees, Restructuring Expenses, Allowed Other Secured Claims, and Allowed Priority Non-Tax Claims; (g) any authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan as of the Effective Date shall have been received, waived, or otherwise resolved; (h) all Restructuring Expenses, to the extent invoiced, shall have been indefeasibly paid in full in Cash; (i) all DIP Obligations and Prepetition Secured Obligations have been indefeasibly paid in full in Cash; (j) none of the Chapter 11 Cases shall have been converted to a case under chapter 7 of the Bankruptcy Code or shall have been dismissed; Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 34 of 45

34 (k) no trustee or examiner with expanded powers shall have been appointed under any chapter of the Bankruptcy Code with respect to the Debtors; and (l) all documents and agreements necessary to implement the Plan shall have (i) been tendered for delivery and (ii) been effected or executed by all entities party thereto, and all conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms of such documents or agreements. 9.2 Waiver of Conditions to the Occurrence of the Effective Date. The conditions to the Effective Date set forth in Section 9.1 of the Plan may be waived by the Debtors, with the consent of the Committee and the Required Consenting Lenders, at any time without further order; provided that (a) the condition set forth in Section 9.1(h) may be waived only by the Committee, the Prepetition 2025 Notes Trustee, and Required Consenting Lenders; and (b) the conditions set forth in Section 9.1(i) may be waived only by the Required Consenting Lenders, in their sole and absolute discretion. 9.3 Effect of Non-Occurrence of Conditions to the Effective Date. If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Sections 9.1 and 9.2 of the Plan, the Debtors reserve all rights to seek an order from the Bankruptcy Court directing that the Confirmation Order be vacated. If the Confirmation Order is vacated pursuant to this Section 9.3 of the Plan, (i) the Plan shall be null and void in all respects; and (ii) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims or any Interests, or (b) prejudice in any manner the rights of the Debtors, their Estates, or any other Person or Entity. ARTICLE X RETENTION OF JURISDICTION 10.1 Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, and except as otherwise ordered by the Bankruptcy Court, the Bankruptcy Court shall retain jurisdiction over all matters arising out of, or related to, these Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to do the following: (a) allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured, or unsecured status of any Claim not otherwise Allowed under the Plan, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims; (b) hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 327, 328, 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code; (c) hear and determine all matters with respect to the assumption, assignment or rejection of any executory contract or unexpired lease to which the Debtors are party or with respect to which such Debtor may be liable, including, if necessary, the nature or amount of any required cure or the liquidation or allowance of any Claims arising therefrom; Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 35 of 45

35 (d) effectuate performance of and payments under the provisions of the Plan and any agreement or order of the Bankruptcy Court with respect to the sale of the Debtors’ Assets prior to the Effective Date and enforce remedies upon any default under the Plan, the APA, and the Sale Order; (e) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters that are pending as of the Effective Date, that are arising out of, under or related to, these Chapter 11 Cases, including, without limitation, the Retained Causes of Action; (f) enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created, executed or contemplated in connection with the Plan, the Disclosure Statement, or the Confirmation Order; (g) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents, or instruments executed in connection with the Plan; (h) consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any Order of the Bankruptcy Court, including, without limitation, the Confirmation Order; (i) issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with the implementation, consummation, or enforcement of the Plan or the Confirmation Order; (j) enter and implement such Orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated; (k) hear and determine any matters arising in connection with or relating to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, any agreement or Final Order of the Bankruptcy Court, including the Sale Order, or any contract, instrument, release, or other agreement or document created, executed, or contemplated in connection with any of the foregoing documents and Orders; (l) enforce, interpret, and determine any disputes arising in connection with any stipulations, orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with these Chapter 11 Cases; (m) except as otherwise limited herein, recover all Assets of the Debtors, wherever located; (n) hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; (o) hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 36 of 45

36 (p) resolve any cases, controversies, suits, or disputes related to the Estates, including, but not limited to, the Debtors’ Assets; and (q) enter a Final Decree. ARTICLE XI MISCELLANEOUS PROVISIONS 11.1 Administrative Claims Bar Date. All requests for payment of an Administrative Claim (other than Section 503(b)(9) Claims and Professional Fee Claims) arising on or after the Petition Date must be Filed with the Bankruptcy Court and served on counsel to the Plan Administrator, counsel to the Post-Effective Date Debtors, and counsel to the U.S. Trustee no later than thirty (30) days after the Effective Date. In the event of an objection to allowance of an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. 11.2 Professional Fee Claims. (a) All final requests for payment of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code must be made by application Filed with the Bankruptcy Court and served on counsel to the Plan Administrator, counsel to the Post-Effective Date Debtors, counsel to the U.S. Trustee, and counsel to the Committee no later than forty-five (45) days after the Effective Date, unless extended in writing by the Plan Administrator or the Post-Effective Date Debtors, as applicable, or otherwise ordered by the Bankruptcy Court. Objections to such applications must be Filed and served on counsel to the Plan Administrator, counsel to the Post-Effective Date Debtors, counsel to the U.S. Trustee, counsel to the Committee, and the requesting Professional on or before the date that is twenty-one (21) days after the date on which the applicable application was served (or such longer period as may be allowed by Order of the Bankruptcy Court or by agreement with the requesting Professional); (b) all Professional Fee Claims shall be paid by the Estates to the extent approved by Order of the Bankruptcy Court as soon as reasonably practicable after entry of such Order. On or before the Effective Date, the Debtors or Plan Administrator, as applicable, shall establish the Professional Fee Reserve, which shall only be used to pay Professional Fee Claims, unless and until all Professional Fee Claims have been paid in full, otherwise satisfied, or withdrawn. The Professional Fee Reserve shall vest in the Estates and shall be maintained by the Post-Effective Date Debtors in accordance with the Plan and the Plan Administrator Agreement. The Estates shall fund the Professional Fee Reserve on the Effective Date in an amount that is agreed upon by the Debtors, the Required Consenting Lenders, and the Committee, and that approximates, as of the Effective Date, the total projected amount of unpaid Professional Fee Claims. Any excess funds in the Professional Fee Reserve shall be released back to the Estates to be used for other purposes consistent with the Plan and the Plan Administrator Agreement. 11.3 Payment of Statutory Fees; Filing of Quarterly Reports. All U.S. Trustee Fees that accrue prior to the Effective Date shall be paid on or before the Effective Date. All U.S. Trustee Fees that accrue after the Effective Date shall be paid by the Estates, the Post-Effective Date Debtors, and the Plan Administrator in the ordinary course. The Post-Effective Date Debtors and the Plan Administrator shall have the obligation to pay U.S. Trustee Fees until these Chapter 11 Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 37 of 45

37 Cases are closed, dismissed, or converted. Notwithstanding anything to the contrary in the Plan, the U.S. Trustee shall not be required to file any proofs of claim with respect to U.S. Trustee Fees, and shall not be treated as having granted the releases set forth in Section 11.11(b) of the Plan. The Post-Effective Date Debtors or the Plan Administrator, as applicable, shall file with the Bankruptcy Court quarterly reports when they become due, in a form reasonably acceptable to the U.S. Trustee. 11.4 Dissolution of Committee. On the Effective Date, the Committee shall dissolve and all members, employees, attorneys, financial advisors, other Professionals, or other agents thereof shall be released from all rights and duties arising from or related to these Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Committee’s attorneys and financial advisors and other agents shall terminate; provided, however, that the Committee shall continue in existence and its Professionals shall continue to be retained solely with respect to matters related to (i) applications Filed or to be Filed pursuant to sections 330 and 331 of the Bankruptcy Code and (ii) any appeals of the Confirmation Order. 11.5 Modifications and Amendments. (a) The Debtors (in consultation with the Committee and the Required Consenting Lenders) may alter, amend, or modify the Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date; provided, however, that the Debtors shall obtain the consent of the Committee and the Required Consenting Lenders with respect to any material alterations, amendments, or modifications of the Plan, the Plan Supplement, or any schedule or exhibit. All alterations, amendments, or modifications to the Plan must comply with section 1127 of the Bankruptcy Code. The Debtors shall provide parties in interest with notice of such amendments or modifications as may be required by the Bankruptcy Rules or Order of the Bankruptcy Court. A Holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified or clarified, if the proposed alteration, amendment, modification or clarification does not adversely change the treatment of the Claim of such Holder. (b) After the Confirmation Date and prior to substantial consummation (as defined in section 1101(2) of the Bankruptcy Code) of the Plan, the Debtors or the Post-Effective Date Debtors, as applicable, may, in consultation with the Committee and the Required Consenting Lenders, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in the Plan, the Disclosure Statement approved with respect to the Plan or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan. Such proceedings must comply with section 1127 of the Bankruptcy Code. To the extent required, prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or an order of the Bankruptcy Court. A Holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan as altered, amended, modified, or clarified, if the proposed alteration, amendment, modification, or clarification does not materially and adversely change the treatment of the Claim of such Holder. 11.6 Severability of Plan Provisions. If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 38 of 45

38 at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted, is valid and enforceable pursuant to its terms. 11.7 Successors and Assigns. The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, personal representative, successor, or assign of such Entity. 11.8 Post-Effective Date Compromises and Settlements. From and after the Effective Date, the Post-Effective Date Debtors may compromise and settle Claims against the Debtors and the Estates, as well as the Retained Causes of Action, without any further approval by, or notice to, the Bankruptcy Court. 11.9 Binding Effect of Plan. Upon the Effective Date, section 1141 of the Bankruptcy Code shall become applicable with respect to the Plan and the Plan shall be binding on all parties to the fullest extent permitted by section 1141(a) of the Bankruptcy Code. 11.10 Non-Discharge of the Debtors; Injunction. In accordance with section 1141(d)(3) of the Bankruptcy Code, the Plan does not discharge the Debtors. Section 1141(c) of the Bankruptcy Code nevertheless provides, among other things, that the property addressed by the Plan is free and clear of all Claims and Interests. As such, no Person or Entity holding a Claim or Interest may receive any payment from, or seek recourse against, any Assets or property of the Debtors and the Estates or the Post-Effective Date Debtors other than Assets or property required to be distributed to that Person or Entity under the Plan. As of the Effective Date, all parties are precluded from asserting against any Assets or property of the Debtors, their Estates, and the Post-Effective Date Debtors any Claims, rights, causes of action, liabilities, or Interests based upon any act, omission, transaction, or other activity that occurred before the Effective Date except as expressly provided in the Plan or the Confirmation Order. Except as otherwise expressly provided for in the Plan or the Confirmation Order, all Persons and Entities are permanently enjoined, on and after the Effective Date, on account of any Claim or Interest, from: (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors, their Estates, the Post-Effective Date Debtors, their successors and assigns and any of their Assets and properties; (b) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against the Debtors, their Estates, Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 39 of 45

39 the Post-Effective Date Debtors, their successors and assigns and any of their Assets and properties; (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtors, the Estates, the Post-Effective Date Debtors, their successors and assigns and any of their Assets and properties; (d) asserting any right of setoff or subrogation of any kind against any obligation due from the Debtors, their Estates, the Post-Effective Date Debtors or their successors and assigns, or against any of their Assets and properties, except to the extent that a right to setoff or subrogation is asserted in a timely filed proof of claim; or (e) commencing or continuing in any manner any action or other proceeding of any kind in respect of any Claim, Interest or cause of action released or settled hereunder. From and after the Effective Date, all Persons and Entities are permanently enjoined from commencing or continuing in any manner against the Debtors, their Estates, the Post-Effective Date Debtors, the Released Parties, their successors and assigns and any of their Assets and properties, any suit, action or other proceeding, on account of or respecting any claim, interest, demand, liability, obligation, debt, right, cause of action, interest, or remedy released or to be released pursuant to the Plan or the Confirmation Order. 11.11 Releases and Related Matters. (a) Releases by Debtors. As of the Effective Date, for good and valuable consideration, including the contributions of the Released Parties in facilitating the administration of these Chapter 11 Cases and other actions contemplated by the Plan and the other contracts, instruments, releases, agreements or documents executed and delivered in connection with the Plan and these Chapter 11 Cases, the Released Parties are deemed to be conclusively, absolutely, unconditionally, irrevocably, and forever released by the Debtors and their Estates, and anyone claiming by or through the Debtors and their Estates, from any and all claims, interests, obligations, rights, suits, damages, causes of action, (including any and all causes of action under chapter 5 of the Bankruptcy Code), remedies and liabilities whatsoever, including any derivative claims or claims asserted or assertable on behalf of the Debtors and their Estates, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, fixed or contingent, matured or unmatured, existing or hereinafter arising, in law, equity or otherwise, that the Debtors or their Estates would have been legally entitled to assert in their own right or on behalf of the Holder of any Claim or Interest, based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, their Estates, the 2025 Indenture Documents, the Prepetition First Lien Notes Documents, these Chapter 11 Cases, the Plan, the Disclosure Statement, the Confirmation Order, or related agreements, instruments or other documents in these Chapter 11 Cases; provided, however, that the foregoing provisions of this release in Section 11.11(a) of the Plan shall not operate to waive, release, or otherwise impair any causes of action arising from criminal acts, willful Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 40 of 45

40 misconduct, actual fraud, or gross negligence of such applicable Released Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction. For the avoidance of doubt, notwithstanding the foregoing, all claims, demands, liabilities, responsibilities, disputes, remedies, Causes of Action (as defined in the DIP Order), indebtedness and obligations, rights, assertions, allegations, actions, suits, controversies, proceedings, losses, damages, injuries, attorneys’ fees, costs, expenses, or judgments of every type, held by the Debtors against the DIP Secured Parties and their Related Parties or Prepetition First Lien Secured Parties (as defined in the DIP Order) and their Related Parties arising prior to March 20, 2024 were released pursuant to paragraph 25 of the DIP Order. Paragraph 25 of the DIP Order is incorporated by reference as if set forth fully herein, notwithstanding termination of the DIP Facility or payment of the DIP Obligations pursuant to the Plan. (b) Releases by Holders of Claims. As of the Effective Date, for good and valuable consideration, including the contributions of the Released Parties in facilitating the administration of these Chapter 11 Cases and other actions contemplated by the Plan and the other contracts, instruments, releases, agreements, or documents executed and delivered in connection with the Plan and these Chapter 11 Cases, and subject to Section 11.11(e) of the Plan, each of the Releasing Parties shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released the Released Parties from any and all claims, interests, obligations, rights, suits, damages, causes of action (including any and all causes of action under chapter 5 of the Bankruptcy Code), remedies and liabilities whatsoever, including any derivative claims or claims asserted or assertable on behalf of the Debtors and their Estates, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, fixed or contingent, matured or unmatured, existing or hereafter arising, in law, equity, or otherwise, that such Releasing Party would have been legally entitled to assert (whether individually or collectively), based in whole or in part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, their Estates, the 2025 Indenture Documents, the Prepetition First Lien Notes Documents, these Chapter 11 Cases, the Plan, the Disclosure Statement, the Confirmation Order, or related agreements, instruments or other documents; provided, however, that nothing in the Plan shall be deemed a waiver or release of any right of any such Releasing Parties to receive a Distribution pursuant to the terms of the Plan; provided, further, however, that the foregoing provisions of this release in Section 11.11(b) of the Plan shall not operate to waive, release, or otherwise impair any causes of action arising from criminal acts, willful misconduct, actual fraud, or gross negligence of such applicable Released Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction. For the avoidance of doubt, notwithstanding anything to the contrary herein, the foregoing release by the Releasing Parties is not, and shall not be deemed to be, in exchange for a waiver of the Debtors’ rights or claims against the Releasing Parties, including the Debtors’ rights to assert setoffs, recoupments or counterclaims, or to object or assert defenses to any Claim or Interest, and all such rights and claims are expressly reserved. Notwithstanding any of the foregoing, nothing in this Section is intended to limit or otherwise modify any releases or waivers that are separately provided for in any other Final Order (including settlement or other agreements authorized thereby) of the Bankruptcy Court. For the avoidance of doubt, notwithstanding the foregoing, all claims, demands, liabilities, responsibilities, disputes, remedies, Causes of Action (as defined in the Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 41 of 45

41 DIP Order), indebtedness and obligations, rights, assertions, allegations, actions, suits, controversies, proceedings, losses, damages, injuries, attorneys’ fees, costs, expenses, or judgments of every type, held by the DIP Lenders against the Debtors arising prior to March 20, 2024 were released pursuant to paragraph 26 of the DIP Order. Paragraph 26 of the DIP Order is incorporated by reference as if set forth fully herein, notwithstanding termination of the DIP Facility or payment of the DIP Obligations pursuant to the Plan. (c) Entry of the Confirmation Order shall constitute (i) the Bankruptcy Court’s approval of the releases set forth in this Section 11.11; and (ii) the Bankruptcy Court’s findings that, among other things, such releases are (1) in the best interests of the Debtors, their Estates and all Holders of Claims that are Releasing Parties, (2) fair, equitable, and reasonable, (3) given and made after due notice and opportunity for objection and hearing, (4) consensual, (5) supported by consideration, and (6) a bar to any of the Releasing Parties asserting any released claim against any of the Released Parties. (d) Each Holder of a Claim in a Class deemed to accept the Plan shall be a Releasing Party unless any such Holder Files an objection to the releases in Section 11.11(b) of the Plan prior to the deadline to object to Confirmation of the Plan. In addition, each Holder of a Claim in Class 5 shall be a Releasing Party and, as such, provides the releases set forth in Section 11.11(b) of the Plan, unless such Holder Files an objection to the releases in Section 11.11(b) of the Plan prior to the deadline to object to Confirmation of the Plan. (e) Notwithstanding anything to the contrary in the foregoing or any other provision of the Plan, the releases contained in the Plan do not (i) release any post-Effective Date obligations of any party or Entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, (ii) affect the rights of Holders of Allowed Claims and Interests to receive Distributions under the Plan, (iii) release any Claims or Causes of Action against any non-Released Party, or (iv) release any Retained Causes of Action. 11.12 Exculpation and Limitation of Liability. On the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, to the maximum extent permitted by law and as set forth under the Bankruptcy Code, none of the Exculpated Parties shall have or incur any liability to any Person or Entity, including, without limitation, to any Holder of a Claim or an Interest, for any act or omission in connection with, relating to, or arising out of these Chapter 11 Cases, the formulation, negotiation, preparation, dissemination, solicitation of acceptances, implementation, confirmation, or consummation of the Plan, the Disclosure Statement, the Confirmation Order, the Plan Administrator Agreement, or for any act taken or omitted to be taken on or after the Petition Date and prior to or on the Effective Date; provided, however, that the exculpation provisions of this Section 11.12 shall not apply to acts or omissions constituting actual fraud, willful misconduct or gross negligence by such Exculpated Party, as determined by a Final Order. 11.13 Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in these Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (including any injunctions Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 42 of 45

42 or stays contained in or arising from the Plan or the Confirmation Order), shall remain in full force and effect. 11.14 Revocation, Withdrawal, or Non-Consummation. The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, or if Confirmation or the Effective Date does not occur, then (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims) and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims against, or any Interests in, the Debtors, or any Avoidance Actions, Retained Causes of Action, or other claims by or against the Debtors or any Entity, (ii) prejudice in any manner the rights of any Debtors or any Entity in any further proceedings involving the Debtors or (iii) constitute an admission of any sort by the Debtors or any other Entity. 11.15 Computation of Time. In computing any period of time prescribed or allowed by the Plan, the provisions of Rule 9006(a) of the Bankruptcy Rules shall apply. 11.16 Headings. The headings of articles, paragraphs and subparagraphs of the Plan are inserted for convenience only and shall not affect the interpretation of any provision of the Plan. 11.17 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), and except as otherwise provide herein, the laws of (a) the State of Delaware shall govern the construction and implementation of the Plan and (except as may be provided otherwise in any such agreements, documents or instruments) any agreements, documents and instruments executed in connection with the Plan and (b) the laws of the state of formation of the Debtors shall govern corporate governance matters with respect to the Debtors; in each case without giving effect to the principles of conflicts of law thereof. 11.18 Notices. Following the Effective Date, all pleadings and notices Filed in these Chapter 11 Cases shall be served solely on (i) the Post-Effective Date Debtors and their counsel; (ii) the Required Consenting Lenders and their counsel; (iii) the U.S. Trustee; (iv) any party whose rights are affected by the applicable pleading or notice; and (v) any party Filing a request with the Bankruptcy Court in these Chapter 11 Cases to receive notices and papers in these Chapter 11 Cases following the Effective Date. 11.19 Preservation of Retained Causes of Action. 11.19.1 Vesting of Causes of Action. (a) In accordance with section 1123(b)(3) of the Bankruptcy Code, any Retained Causes of Action that the Debtors may hold against any Person or Entity shall vest upon the Effective Date in the Post-Effective Date Debtors. (b) Except as otherwise provided in the Plan or Confirmation Order, after the Effective Date, the Plan Administrator, acting on behalf of the Post-Effective Date Debtors shall have the Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 43 of 45

43 exclusive right to institute, prosecute, abandon, settle, or compromise any Retained Causes of Action, in accordance with the terms of the Plan and the Plan Administrator Agreement and without further order of or notice to the Bankruptcy Court, in any court or other tribunal, including, without limitation, in an adversary proceeding filed in these Chapter 11 Cases. 11.19.2 Reservation of Causes of Action. The Debtors, their Estates, and the Post-Effective Date Debtors expressly reserve the Retained Causes of Action for later adjudication by the Post-Effective Date Debtors, including, without limitation, Retained Causes of Action of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist. Therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise), laches, or the like, shall apply to such Retained Causes of Action upon or after the entry of the Confirmation Order or Effective Date based on the Disclosure Statement, Plan, or Confirmation Order, except where such Retained Causes of Action have been expressly waived, relinquished, released, compromised, or settled in the Plan, the Confirmation Order, a Final Order of the Bankruptcy Court or, following the Effective Date, in a written agreement duly executed by the Post-Effective Date Debtors which agreement, by its terms, is not subject to Bankruptcy Court approval. 11.20 Bar Date Order. Nothing herein extends or otherwise modifies a bar date established in the Bar Date Order or other Final Order of the Bankruptcy Court. 11.21 Section 1146 Exemption. To the fullest extent permitted by Bankruptcy Code section 1146(a), any transfer from a Debtor to a Post-Effective Date Debtor or to any entity pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Post-Effective Date Debtors; (b) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; or (d) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. 11.22 Conflicts with the Plan. In the event and to the extent that any provision of the Plan is inconsistent with the provisions of the Disclosure Statement, the Plan Supplement, or any other Order in these Chapter 11 Cases entered prior to Confirmation, or any other agreement to be executed by any Person pursuant to the Plan, the provisions of the Plan shall control and take precedence; provided, however, that the Confirmation Order shall control and take precedence in the event of any inconsistency between the Confirmation Order, any provision of the Plan, and any Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 44 of 45

44 of the foregoing documents; provided, further, however, that in the event of any inconsistency between any of the foregoing documents and the Sale Order, the Sale Order shall control. Notwithstanding anything in the Plan, the Plan Supplement, or the Confirmation Order to the contrary, the terms and provisions of the Sale Order shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by any provision in the Plan or the Plan Supplement. 11.23 No Stay of Confirmation Order. The Debtors will request that the Bankruptcy Court waive any stay of enforcement of the Confirmation Order otherwise applicable, including, without limitation, pursuant to Bankruptcy Rules 3020(e), 6004(h), and 7062. ARTICLE XII REQUEST FOR CONFIRMATION 12.1 Request for Confirmation. The Debtors request Confirmation of the Plan in accordance with section 1129(b) of the Bankruptcy Code. IN WITNESS WHEREOF, the Debtors have executed the Plan this 14th day of June, 2024. By: /s/ K. Thomas Bailey K. Thomas Bailey Authorized Signatory Case 24-10160-CTG Doc 659-1 Filed 06/18/24 Page 45 of 45

EXHIBIT B Notice of Confirmation and Effective Date Case 24-10160-CTG Doc 659-2 Filed 06/18/24 Page 1 of 4

IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE In re: NANOSTRING TECHNOLOGIES, INC., et al.,1 Debtors. Chapter 11 Case No. 24-10160 (CTG) (Jointly Administered) Ref. Docket No. ___ NOTICE OF (I) CONFIRMATION AND EFFECTIVE DATE OF THE CHAPTER 11 PLAN OF NANOSTRING TECHNOLOGIES, INC. AND ITS AFFILIATED DEBTORS AND (II) DEADLINE UNDER THE PLAN AND CONFIRMATION ORDER TO FILE PROFESSIONAL FEE CLAIMS, ADMINISTRATIVE CLAIMS, AND REJECTION CLAIMS PLEASE TAKE NOTICE OF THE FOLLOWING: Entry of Confirmation Order. On June [●], 2024, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered the Findings of Fact, Conclusions of Law, and Order Confirming the Chapter 11 Plan of NanoString Technologies, Inc. and Its Affiliated Debtors [Docket No. ●] (the “Confirmation Order”), pursuant to which the Bankruptcy Court approved and confirmed the Chapter 11 Plan of NanoString Technologies, Inc. and Its Affiliated Debtors, dated [●], 2024 [Docket No. ● ] (the “Plan”).2 Effective Date of the Plan. The Effective Date, as defined in the Plan, occurred on [●], 2024. Deadline to File Professional Fee Claims. As provided for in Section 11.2 of the Plan and in the Confirmation Order, all final requests for payment of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code must be made by application Filed with the Bankruptcy Court and served on counsel to the Plan Administrator, counsel to the Post-Effective Date Debtors, and the U.S. Trustee no later than [●], 2024 (i.e., forty-five (45) days after the Effective Date), unless otherwise ordered by the Bankruptcy Court. Objections to such applications must be Filed and served on counsel to the Plan Administrator, counsel to the Post-Effective Date Debtors, counsel to the Committee, the U.S. Trustee and the requesting Professional on or before the date that is twenty- one (21) days after the date on which the applicable application was served (or such longer period 1 The Debtors in these Chapter 11 Cases, along with the last four digits of their U.S. federal tax identification numbers, to the extent applicable, are NanoString Technologies, Inc. (4687), NanoString Technologies International, Inc. (2723), NanoString Technologies Netherlands B.V., and NanoString Technologies Germany GmbH. The Debtors’ headquarters is located at 530 Fairview Avenue North, Suite 2000, Seattle, WA 98109. 2 Capitalized terms used but not defined herein are defined in the Plan or Confirmation Order, as applicable. Case 24-10160-CTG Doc 659-2 Filed 06/18/24 Page 2 of 4

2 as may be allowed by Order of the Bankruptcy Court or by agreement with the requesting Professional). Administrative Claim Bar Date. As provided for in Section 11.1 of the Plan and in the Confirmation Order, all requests for payment of an Administrative Claim (other than a Section 503(b)(9) Claim) arising on or after February 4, 2024 must be Filed with the Bankruptcy Court and served on counsel to the Plan Administrator, counsel to the Post-Effective Date Debtors, counsel to the Consenting Lenders, and the U.S. Trustee no later than [●], 2024 (i.e., thirty (30) days after the Effective Date). Procedures Relating to Assumption and Rejection of Executory Contracts. Pursuant to Article VI of the Plan and in the Confirmation Order, each Executory Contract not previously rejected, assumed, or assumed and assigned (including any Executory Contract assumed and assigned in connection with a Sale) shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract: unless such executory contract: (i) is a contract, release, or other agreement or document entered into postpetition in connection with the Disclosure Statement or Plan; (ii) is a directors and officers insurance policy; or (iii) is identified for assumption on the assumption schedule included in the Plan Supplement. Deadline to File Rejection Claims. As provided for in Article VI of the Plan and in the Confirmation Order, Any Creditor asserting a Rejection Claim shall File a proof of claim with the Debtors’ claims and noticing agent, Kroll Restructuring Administration LLC (i) electronically, through the online Proof of Claim Form available at https://cases.ra.kroll.com/NanoString or (ii) by First-Class Mail, Hand Delivery, or Overnight Mail at the applicable address below, no later than [●], 2024 (i.e., thirty (30) days after the Effective Date). Any Rejection Claims that are not timely Filed shall be forever disallowed and barred. If by First-Class Mail: NanoString Technologies, Inc. Claims Processing Center c/o Kroll Restructuring Administration LLC P.O. Box 4850 Grand Central Station New York, NY 10163 If by Hand Delivery or Overnight Mail: NanoString Technologies, Inc. Claims Processing Center c/o Kroll Restructuring Administration LLC 850 3rd Avenue, Suite 412 Brooklyn, NY 11232 Inquiries by Interested Parties. Copies of the Confirmation Order (to which the Plan is attached as Exhibit A) may be examined free of charge at https://cases.ra.kroll.com/NanoString by clicking on the link on the left-hand side of the page titled “Plan and Disclosure Statement”. The Confirmation Order is also on file with the Bankruptcy Court and may be viewed by accessing the Bankruptcy Court’s website at www.deb.uscourts.gov. To access documents on the Bankruptcy Court’s website, you will need a PACER password and login, which can be obtained at www.pacer.psc.uscourts.gov. Case 24-10160-CTG Doc 659-2 Filed 06/18/24 Page 3 of 4

3 Dated: July [_], 2024 Wilmington, Delaware YOUNG CONAWAY STARGATT & TAYLOR, LLP /s/ Edmon L. Morton (Del. No. 3856) Matthew B. Lunn (Del. No. 4119) Allison S. Mielke (Del. No. 5934) Kristin L. McElroy (Del. No. 6871) Rodney Square 1000 North King Street Wilmington, Delaware 19801 Telephone: (302) 571-6600 Facsimile: (302) 571-1253 emorton@ycst.com mlunn@ycst.com amielke@ycst.com kmcelroy@ycst.com -and- WILLKIE FARR & GALLAGHER LLP Rachel C. Strickland (admitted pro hac vice) Debra M. Sinclair (admitted pro hac vice) Betsy L. Feldman (Del. No. 6410) Jessica D. Graber (admitted pro hac vice) 787 Seventh Avenue New York, New York 10019 Telephone: (212) 728-8000 Facsimile: (212) 728-8111 rstrickland@willkie.com dsinclair@willkie.com bfeldman@willkie.com jgraber@willkie.com Co-Counsel to the Debtors and Debtors in Possession Case 24-10160-CTG Doc 659-2 Filed 06/18/24 Page 4 of 4